                                  SCHEDULE 14A
                                   (RULE 14a)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

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Check the appropriate box:

[ ]  Preliminary proxy statement

[X]  Definitive proxy statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                              ARCH WIRELESS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the Appropriate Box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1)  Title of each class of securities to which transaction applies:

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   2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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   4)  Proposed maximum aggregate value of transaction:

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   5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid:

   1)  Form, Schedule or Registration Statement No.:

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   2)  Filing Party:

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   3)  Date Filed:

       -------------------------------------------------------------------------

                                  (ARCH LOGO)

                                  May 9, 2003

Dear Stockholder:

     You are cordially invited to attend our 2003 annual meeting of stockholders, which will be held at the offices of Hale and Dorr LLP, 26th floor, 60 State Street, Boston, Massachusetts 02109, on Thursday, June 12, 2003, at 1:00 p.m. local time.

     At this year's annual meeting, you are asked to elect eight directors, to approve an increase in the number of shares available for issuance under our 2002 stock incentive plan, to approve an amendment to our certificate of incorporation requiring stockholder approval for certain issuances of our stock that equal 15% or more of our stock outstanding before the issuance and to ratify the appointment of our independent auditors. The accompanying proxy statement includes additional important information about these proposals.

     You are also asked to approve our merger with a wholly-owned subsidiary that will result in the imposition of new transfer restrictions on our common stock. We believe that these new transfer restrictions will help protect the tax benefits associated with our federal income tax attributes, including net operating losses (NOLs) that may be used to offset future federal taxable income. The transfer restrictions will prohibit certain transfers of our common stock after there has been a cumulative change in ownership of our stock of more than 40%, unless the transfers are approved by the board of directors, and will prohibit any transfer of our common stock to the extent that it results in a cumulative change in ownership of more than 42%.

     Your board of directors encourages you to vote in favor of each proposal.

     Please vote your shares promptly. You may exercise your proxy and mail it in the prepaid envelope to ensure that your shares are represented at the meeting. Alternatively, most of our stockholders will also be able to submit a proxy by telephone or through the Internet. If you have any questions or need assistance in voting your shares electronically, you may call MacKenzie Partners, Inc. at (800) 322-2885 (toll-free) or at (212) 929-5500 (collect).

     Thank you for your continued support.

                                          Sincerely,

                                          /s/ C. EDWARD BAKER, JR.

                                          C. EDWARD BAKER, JR.
                                          Chairman of the Board and
                                          Chief Executive Officer

                              ARCH WIRELESS, INC.

                 NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 12, 2003

     You are hereby notified that the 2003 annual meeting of stockholders of Arch Wireless, Inc. will be held at the offices of Hale and Dorr LLP, 26th floor, 60 State Street, Boston, Massachusetts 02109, on Thursday, June 12, 2003, at 1:00 p.m., local time, for the purpose of considering and voting upon the following matters:

        1.  To elect eight directors for terms of one year each.

        2. To approve an amendment to our 2002 stock incentive plan increasing the number of shares of common stock authorized for issuance under the plan from 950,000 to 1,200,000, of which approximately 250,000 shares will be used to grant stock options with an exercise price of $.001 per share to the non-employee directors who joined our board of directors upon our emergence from bankruptcy and who are reelected at the annual meeting.

        3. To adopt an Agreement and Plan of Merger between our company and Arch 382 Corporation, a wholly-owned subsidiary, that will result in the imposition of transfer restrictions on our common stock to help preserve to the extent possible the tax benefits described in this proxy statement.

        4. To approve an amendment to our certificate of incorporation that will require stockholder approval for certain issuances of our stock that equal 15% or more of our stock outstanding before the issuance.

        5. To ratify the appointment by the board of directors of PricewaterhouseCoopers LLP as our independent public accountants for the year ending December 31, 2003.

        6. To transact such other business as may properly come before the meeting.

     These items of business are more fully described in the proxy statement accompanying this notice. The board of directors does not know of any other business to be transacted at the annual meeting.

     The board of directors has fixed the close of business on Wednesday, April 16, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. A list of our stockholders entitled to notice of and to vote at the meeting will be available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours for ten days prior to the meeting at our principal executive offices, 1800 West Park Drive, Suite 250, Westborough, Massachusetts 01581, telephone (508) 870-6700, and at the time and place of the annual meeting.

     A copy of our annual report to stockholders for the year ended December 31, 2002 accompanies this notice of meeting and the enclosed proxy statement. Our annual report contains consolidated financial statements and other information of interest to stockholders.

                                          By order of the board of directors,

                                          PATRICIA A. GRAY,
                                          Secretary

May 9, 2003
Westborough, Massachusetts

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                              SUMMARY OF PROPOSALS
                  TO BE CONSIDERED AT OUR 2003 ANNUAL MEETING

     The following is a summary of the proposals to be considered at our 2003 annual meeting. This summary does not contain all of the information you should consider before voting on the proposals. You should read the entire proxy statement, including the attached appendices, carefully because the information in this summary is not complete.

PROPOSAL 1 -- ELECTION OF DIRECTORS (PAGE 5)

     The board of directors has proposed the election of eight persons as our directors, each to hold office until our 2004 annual meeting. The proxies solicited by the board of directors will be voted FOR the election of each of the following director nominees, unless the proxy is marked otherwise:

-    C. Edward Baker,     -    Carroll D. McHenry       -    Richard A. Rubin
     Jr.
-    James V. Continenza  -    Matthew Oristano         -    Samme L. Thompson
-    Eric Gold            -    William E. Redmond, Jr.

     The board of directors recommends that you vote FOR the election of each of the nominees for director named above.

PROPOSAL 2 -- APPROVAL OF AMENDMENT TO 2002 STOCK INCENTIVE PLAN (PAGE 20)

     The board of directors has approved an amendment to our 2002 stock incentive plan increasing the number of shares of common stock authorized for issuance under the plan from 950,000 to 1,200,000, of which approximately 250,000 shares will be used to grant stock options with an exercise price of $.001 per share to the non-employee directors who joined our board of directors upon our emergence from bankruptcy and who are reelected at the annual meeting. Stockholder approval is not required for the amendment to our 2002 stock incentive plan. If the stockholders do not approve the amendment, the board of directors will reconsider the matter. The board of directors recommends that you vote FOR the approval of the amendment to the 2002 stock incentive plan.

PROPOSAL 3 -- ADOPTION OF AN AGREEMENT AND PLAN OF MERGER PROVIDING FOR THE
              MERGER OF OUR COMPANY WITH A WHOLLY-OWNED SUBSIDIARY THAT WILL RESULT IN THE IMPOSITION OF TRANSFER RESTRICTIONS ON OUR COMMON STOCK (PAGE 24)

     The board of directors has approved, subject to stockholder approval, the merger of our company with Arch 382 Corporation, a wholly-owned subsidiary, that will result in the imposition of transfer restrictions on our stock. The following is a summary of the proposal:

     - Reason for the Merger (pages 24-25). Our board of directors has approved the merger agreement, subject to stockholder approval, to help protect the tax benefits associated with our federal income tax attributes, including tax attributes that may be used to offset future federal taxable income. The merger will result in the imposition of restrictions on the transfer of our common stock that our board believes may enable us to avoid a change in ownership that would result in significant limitations on the amount and timing of the use of our tax attributes. Under applicable federal tax law, a change in ownership would occur if there has been more than a 50% cumulative change in ownership of our stock.

     - Terms of the Merger and Class A Common Stock; New Transfer Restrictions (pages 25-26). In the merger, Arch Wireless, Inc. will be merged with a wholly-owned subsidiary that was formed for the specific purpose of the merger. Arch Wireless, Inc. will be the surviving entity. Upon the effectiveness of the merger, each of our issued and outstanding shares of common stock will be converted into the right to receive one share of a new class of security called Class A common stock. The new Class A common stock will be identical in all respects to the common stock, except that it will be subject to the following restrictions. After a cumulative change in ownership of our stock of more than 40%, any transfer of Class A common stock by or to a holder of 5% or more of our outstanding stock will be prohibited unless the transferee or transferor provides notice of the transfer to us and our board of directors approves the transfer. Our board of directors will approve a transfer of Class A common stock if it determines in good faith that the transfer (1) would not result in a cumulative change in ownership of our stock of more than 42% or (2) would not increase the cumulative change in ownership of our stock. Prior to a cumulative change in ownership of our stock of more than 40%, transfers of Class A common stock will not be prohibited except to the extent that they result in a cumulative change in ownership of more than 42%, but any transfer by or to a holder of 5% or more of our outstanding stock would require a notice to us. Similar restrictions will apply to the issuance or transfer of an option to purchase Class A common stock if the exercise of the option would result in a transfer that would be prohibited pursuant to the restrictions described above. Transfers by or to us and any transfer pursuant to a merger approved by the board of directors or any tender offer to acquire all of our outstanding stock where a majority of the shares have been tendered will be exempt from these restrictions. Once the transfer restrictions are no longer necessary to protect the tax benefits associated with our federal income tax attributes, the Class A common stock will be subject to conversion back into common stock without transfer restrictions on a share-for-share basis.

     - Tax and Accounting Consequences of the Merger (page 27). The merger will not be a taxable event for stockholders. The tax basis and holding period for the shares of Class A common stock received by stockholders will be the same as the tax basis and holding period of the shares of common stock exchanged in the merger. The merger will not have any significant accounting consequences to us and will not have any significant tax consequences to us other than the intended tax benefits described above.

     - Required Approvals (page 27). The merger agreement must be adopted by the affirmative vote of holders of a majority of the issued and outstanding shares of our common stock. The merger must also be approved by the holders of a majority in principal amount of the outstanding 10% notes and 12% notes issued by our wholly-owned subsidiary, Arch Wireless Holdings, Inc, and will require certain approvals from the Federal Communications Commission.

     - Possible Loss of Liquidity for Shares (page 27). If the merger is approved and the transfer restrictions become effective, stockholders may encounter difficulty in selling their shares because the following transfers by or to holders of 5% or more of our outstanding stock will be prohibited after there has been a cumulative change in ownership of our stock of more than 40%, unless approved by our board of directors, and any transfer will be prohibited to the extent it would result in a cumulative change in ownership of our stock of more than 42%. These transfer restrictions could have the effect of decreasing the liquidity of your shares.

     - Possible Anti-Takeover Effects (pages 27-28). If the merger is approved, the transfer restrictions on new shares of Class A common stock could have the effect of preventing or delaying a change in control of our company. However, the transfer restrictions are not being proposed in response to any specific effort to acquire control of our company and should not interfere with any merger or any other business combination approved by the board of directors or any tender or exchange offer for all of our stock.

     - No Appraisal Rights (page 28). Stockholders do not have appraisal rights in connection with the merger.

     - Exchange of Stock Certificates (page 28). We will send instructions to stockholders of record of how to exchange their stock certificates representing shares of common stock for new certificates representing Class A common stock after completion of the merger. Please do not submit any stock certificates at this time.

     - Completion of the Merger (page 27). If we obtain the required stockholder approval, we plan to complete the merger promptly following receipt of the other approvals required for the merger.

     - Board Recommendation (page 24). The board unanimously recommends that you vote FOR the adoption of the merger agreement.

PROPOSAL 4 -- APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
              REQUIRING STOCKHOLDER APPROVAL FOR CERTAIN ISSUANCES OF OUR STOCK THAT EQUAL 15% OR MORE OF OUR STOCK OUTSTANDING BEFORE THE ISSUANCE (PAGE 29)

     The board of directors has approved, subject to stockholder approval, an amendment to our certificate of incorporation that would require stockholder approval for certain issuances of our stock that equal 15% or more of our stock outstanding before the issuance. The stockholder approval requirement that will be included in our certificate of incorporation, if the amendment is approved, is similar to Nasdaq Marketplace Rules 4350(i)(1)(C) and (D), but would apply to issuances of more than 15% of our outstanding common stock rather than the higher threshold of more than 20% of our common stock that would be required if we were subject to the current Nasdaq rules. We are not subject to the Nasdaq Marketplace Rules because our common stock is not listed on the Nasdaq Stock Market. The board has approved this amendment, including the 15% threshold, because it believes stockholders should have the opportunity to approve certain additional issuances of stock that would result in substantial dilution to existing stockholders.

     Holders of a majority of the issued and outstanding shares of our common stock must vote in favor of the amendment to our certificate of incorporation for the amendment to be approved. The board of directors recommends that you vote FOR the approval of the amendment to our certificate of incorporation.

PROPOSAL 5 -- RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS (PAGE 30)

     The board of directors has selected the firm of PricewaterhouseCoopers LLP as our independent public accountants for the year ending December 31, 2003. Stockholder approval of the selection of PricewaterhouseCoopers LLP is not required by law, but the board believes that it is advisable to give stockholders an opportunity to ratify the appointment. If stockholders do not ratify the selection of PricewaterhouseCoopers LLP as our independent public accountants, the board of directors will reconsider the matter. The board of directors recommends that you vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent public accountants.

                              ARCH WIRELESS, INC.
                        1800 WEST PARK DRIVE, SUITE 250
                        WESTBOROUGH, MASSACHUSETTS 01581

                                PROXY STATEMENT

                      2003 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 12, 2003

     THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS FOR USE AT THE 2003 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, JUNE 12, 2003, AT 1:00 P.M., LOCAL TIME, AT THE OFFICES OF HALE AND DORR LLP, 26TH FLOOR, 60 STATE STREET, BOSTON, MASSACHUSETTS 02109.

     All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying notice of meeting. A stockholder may revoke any proxy at any time before its exercise by delivery of a written revocation to our corporate secretary. Attendance at the meeting will not itself be deemed to revoke a proxy unless the stockholder affirmatively revokes the proxy or votes at the meeting.

     A copy of our annual report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission, excluding exhibits, is being furnished to all stockholders along with this proxy statement. Exhibits to the Form 10-K will be provided upon written request and payment of an appropriate processing fee. Please address requests to Arch Wireless, Inc., 1800 West Park Drive, Suite 250, Westborough, Massachusetts 01581, Attention:
Investor Relations.

VOTING SECURITIES AND VOTES REQUIRED

     On April 16, 2003, the record date for determination of stockholders entitled to notice of and to vote at the meeting, there were 18,731,031 shares of common stock issued, outstanding and entitled to vote. Each share of common stock entitles the record holder thereof to one vote on each of the matters to be voted upon at the meeting.

     The holders of a majority of the outstanding common stock will constitute a quorum for the transaction of business at the annual meeting. Shares of common stock present in person or represented by proxy, including shares that abstain or do not vote with respect to any of the matters presented at the annual meeting, will be counted for purposes of determining whether a quorum exists at the meeting.

     The affirmative vote of the holders of a plurality of the shares voting on the matter is required for the election of directors (Proposal 1). The affirmative vote of the holders of a majority of the shares voting on the matter is required for the approval of the amendment to our 2002 stock incentive plan (Proposal 2) and the ratification of PricewaterhouseCoopers LLP as our independent public accountants for the year ending December 31, 2003 (Proposal
5). The affirmative vote of the holders of a majority of the outstanding shares is required for the adoption of the merger agreement providing for our merger with a wholly-owned subsidiary that will result in the imposition of transfer restrictions on our common stock (Proposal 3) and for approval of the amendment to our certificate of incorporation requiring stockholder approval for certain issuances of our stock that equal 15% or more of our stock outstanding before the issuance (Proposal 4).

     Shares held by stockholders who abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as shares voted in favor of such matter and will not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on matters that require the affirmative vote of a plurality or majority of the shares voting on a matter (Proposals 1, 2 and 5) but will have the same effect as a vote against the matter that requires the affirmative vote of a majority of the outstanding shares (Proposals 3 and 4).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information about the beneficial ownership of our common stock as of April 16, 2003 by:

     - each person known by us to own beneficially more than 5% of the voting power of our outstanding common stock;

     - each of our current directors;

     - our chief executive officer and the other named executive officers; and

     - all of our current directors and executive officers as a group.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission based upon voting or investment power over the securities.

     Unless otherwise indicated, each person or entity listed in the table has sole voting power and investment power, or shares such power with his spouse, with respect to all shares of capital stock listed as owned by such person or entity. The inclusion of shares in the table does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of the shares.

                                                                 SHARES
                                                              OUTSTANDING
                                                              AT APRIL 16,
NAME                                                              2003       PERCENTAGE(1)
----                                                          ------------   -------------
C. Edward Baker, Jr. .......................................     254,700          1.4%
Lyndon R. Daniels...........................................     147,400            *
J. Roy Pottle...............................................     120,600            *
Paul H. Kuzia...............................................      74,700            *
Patricia A. Gray............................................      29,700            *
William C. Bousquette.......................................          --            *
James V. Continenza.........................................          --            *
Eric Gold...................................................          --            *
Carroll D. McHenry..........................................          --            *
Matthew Oristano(2).........................................       4,979            *
William E. Redmond, Jr. ....................................          --            *
Richard A. Rubin(3).........................................   1,004,999          5.4%
Samme L. Thompson...........................................          --            *
Carroll R. Wetzel, Jr. .....................................          --            *
David C. Abrams(4)..........................................   1,345,969          7.2%
Contrarian Capital Management L.L.C.(5).....................   1,665,263          8.9%
Franklin Resources, Inc.(6).................................   1,988,443         10.6%
Hawkeye Capital Management LLC(3)...........................   1,004,999          5.4%
Putnam, LLC(7)..............................................   1,065,624          5.7%
All current directors and executive officers as a group (13
  persons)..................................................     634,079          3.4%

---------------

 *  Less than 1%

(1) Our plan of reorganization provides that 20,000,000 shares of our common stock will be issued to our former secured and unsecured creditors and senior management. However, the number of shares of common stock to be distributed to each former creditor, and the actual distribution of the shares, is contingent upon the resolution of the individual claims of our former creditors. The percentage listed in the table above is based on the 18,731,031 shares of our common stock that have been distributed to former secured and unsecured creditors and senior management as of April 16, 2003.

(2) The shares listed are owned by the Oristano Foundation, a charitable trust the trustees of which are members of the Oristano family, and by Alda Limited Partnership, the general partner of which is a corporation controlled by Mr. Oristano.

(3) Based on a Schedule 13D, dated March 21, 2003, filed with the Securities and Exchange Commission. The Schedule 13D was filed on behalf of Richard A. Rubin, Hawkeye Capital Management LLC and Hawkeye Capital LP. Mr. Rubin is the managing member of Hawkeye Capital Management LLC, which is the general partner of Hawkeye Capital LP, a pooled investment vehicle. The shares are reported to be beneficially owned by all three of the reporting persons, but it is reported that Mr. Rubin has sole voting power and sole disposition power over the shares.

(4) Based on a Schedule 13D, dated April 4, 2003, filed with the Securities and Exchange Commission. The Schedule 13D was filed on behalf of David C. Abrams and Abrams Capital, LLC. Abrams Capital, LLC is reported to be the beneficial owner of 1,273,484 of the shares, which includes shares beneficially owned by private investment partnerships of which Abrams Capital, LLC is the general partner. David C. Abrams is reported to be the beneficial owner of 1,345,969 shares, which includes shares beneficially owned by private investment partnerships and a private investment corporation that may be deemed to be controlled by Mr. Abrams, who is the managing member of the sole general partner of such partnerships and the managing member of the investment adviser to the private investment corporation.

(5) Based on a Schedule 13G/A, dated February 14, 2003, filed with the Securities and Exchange Commission.

(6) Based on a Schedule 13G/A, dated March 17, 2003, filed with the Securities and Exchange Commission. The Schedule 13G/A was filed on behalf of Franklin Resources, Inc., the parent holding company, Charles B. Johnson, the principal stockholder of the parent holding company; Rupert H. Johnson, the principal stockholder of the parent holding company; and Franklin Advisors, Inc., investment adviser, all of which disclaim beneficial ownership of the shares. The shares are reported to be beneficially owned by one or more open or close-ended investment companies or other managed accounts that are advised by direct and indirect investment advisory subsidiaries of Franklin Resources, Inc.

(7) Based on a Schedule 13G, dated February 14, 2003, filed with the Securities and Exchange Commission. The Schedule 13G was filed on behalf of Putnam, LLC, its parent holding company, Marsh & McLennan Companies, Inc., and its investment advisors and subsidiaries, Putnam Investment Management, LLC, which is the investment advisor to the Putnam family of mutual funds, and The Putnam Advisory Company, LLC, which is the investment advisor to Putnam's institutional clients, each of which disclaim beneficial ownership of the shares. Both Putnam Investment Management, LLC and The Putnam Advisory Company, LLC are reported to have disposition powers over the shares as investment managers, but each of the trustees of the Putnam family of mutual funds have voting power over the shares held by each fund, and The Putnam Advisory Company, LLC has shared voting power over the shares held by institutional clients.

     The address of each person or entity listed in the table is: c/o Arch Wireless, Inc., 1800 West Park Drive, Westborough, Massachusetts 01581, except for David C. Abrams, which is 222 Berkeley Street, 22nd Floor, Boston, Massachusetts 02116, Contrarian Capital Management, L.L.C., which is 411 West Putnam Avenue, Suite 225, Greenwich, Connecticut 06830, Putnam, LLC, which is One Post Office Square, Boston, Massachusetts 02109, Franklin Resources, Inc., which is One Franklin Parkway, San Mateo, California 94403 and Hawkeye Capital Management LLC, which is 200 West 57th Street, New York, New York 10019.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership of our common stock with the Securities and Exchange Commission. We believe that during

2002 our reporting persons complied with all section 16(a) filing requirements, except that Messrs. Baker, Daniels, Pottle and Kuzia and Ms. Gray each filed a late Form 4 to report their deemed acquisition of common stock on November 5, 2002. These shares were actually issued on April 8, 2003 but were deemed issued on November 5, 2002 because all conditions to their issuance had been satisfied on that date.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     Pursuant to our by-laws, the board of directors has fixed at eight the number of directors to be elected at the annual meeting. Our directors are elected annually by the stockholders and hold office until the next annual meeting and until successors are elected and qualified or until death, resignation or removal. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled until the next annual meeting of stockholders by a majority of directors then in office.

     The board of directors, based on the recommendation of its nominating and governance committee, proposes the election of the persons listed below as our directors. Seven of our nine current directors have been nominated for reelection and one additional person has been nominated for election. Two of our current directors, William C. Bousquette and Carroll R. Wetzel, Jr., have chosen not to stand for reelection to the board. This year's nominees are to be elected to serve for a term expiring at the 2004 annual meeting of stockholders.

     The persons named in the enclosed proxy card will vote to elect each of the director nominees listed below, unless the proxy is marked otherwise. Each of the nominees has indicated his willingness to serve as a director if elected, but if any of the nominees becomes unable, prior to the annual meeting, to serve the proxies may be voted for substitute nominees selected by the board of directors or for a reduction in the number of directors, as determined by the board of directors. The board of directors believes each of the nominees will be able to serve if elected.

     Set forth below are the names of each nominee for director, their ages, the year in which each first became one of our directors, their principal occupations and employment during the past five years and the names of other public companies of which they serve as a director.

                                                    POSITIONS WITH ARCH, PRINCIPAL OCCUPATIONS AND
NAME AND PERIOD OF SERVICE AS A DIRECTOR  AGE     EMPLOYMENT OVER PAST FIVE YEARS, AND DIRECTORSHIPS
----------------------------------------  ---     --------------------------------------------------
C. Edward Baker, Jr....................   52    Chief executive officer of Arch since 1988 and
                                                chairman of the board of Arch since 1989.
Director since 1986

James V. Continenza(2).................   40    President and chief executive officer since September
                                                2002 of Teligent, Inc., a provider of fixed-wireless
Director since 2002                             broadband services that filed for bankruptcy
                                                protection in May 2001, chief operating officer of
                                                Teligent, Inc. from May 2001 to September 2002 and its
                                                senior vice president of strategic operations from
                                                September 2000 to May 2001; president and chief
                                                executive officer of Lucent Technologies Product
                                                Finance, which was a division of The CIT Group, Inc.,
                                                a financial services company, from April 1999 to
                                                September 2000; senior vice president -- worldwide
                                                sales and marketing of Lucent Technologies Product
                                                Finance from September 1997 to April 1999; director of
                                                Teligent, Inc.

Eric Gold(2)...........................   40    Senior vice president of CRT Capital Group LLC, a
                                                securities research and brokerage firm, since March
Director since 2002                             2003; telecommunications analyst at Dresdner Kleinwort
                                                Wasserstein, the investment bank of Dresdner Bank AG,
                                                from May 1997 to March 2003.

Carroll D. McHenry(1)(2)(3)............   60    Chairman of the board, president, chief executive
                                                officer of Heartland Wireless Communications, Inc., a
Director since 2002                             wireless cable television company that filed for
                                                bankruptcy protection in December 1998, and
                                                Heartland's successor company, Nucentrix Broadband
                                                Networks, Inc., since April 1997.

                                                    POSITIONS WITH ARCH, PRINCIPAL OCCUPATIONS AND
NAME AND PERIOD OF SERVICE AS A DIRECTOR  AGE     EMPLOYMENT OVER PAST FIVE YEARS, AND DIRECTORSHIPS
----------------------------------------  ---     --------------------------------------------------
Matthew Oristano(1)....................   47    President and chief executive officer of Alda Inc., an
                                                investment management company, since 1995; chairman of
Director since 2002                             the board and chief executive officer of People's
                                                Choice TV Corp., a wireless communications company,
                                                from April 1993 to September 1999.

William E. Redmond, Jr.(2).............   43    President and chief executive officer from December
                                                1996 to February 2003 and chairman of the board since
Director since 2002                             1999 of Gardenway, Inc., a manufacturer of outdoor
                                                garden and power equipment that filed for bankruptcy
                                                protection in July 2001 in order to facilitate a sale
                                                of substantially all of its assets in August 2001;
                                                director of Tokheim Corporation since November 2000
                                                and chairman of the oversight committee of the board
                                                of Tokheim since November 2002; director of WKI
                                                Holding Company, Inc., which operates principally
                                                through its subsidiary World Kitchen, Inc., since
                                                January 2003.

Richard A. Rubin.......................   39    President of Hawkeye Capital Management LLC, a
                                                provider of investment management services, since
Director nominee                                November 1999; engaged in organizing Hawkeye Capital
                                                Management LLC between July 1998 and November 1999;
                                                principal at MHR Advisors LLC from January 1997 to
                                                July 1998.

Samme L. Thompson(1)(3)................   57    President of Telit Associates, Inc., a financial and
                                                strategic advisory firm, since April 2002; senior vice
Director since 2002                             president of Motorola Corporation from July 1999 until
                                                April 2002; chief financial officer of NetCom
                                                Solutions International, Inc., a provider of network
                                                and logistics integration services, from April 1998 to
                                                June 1999; president of Telit Associates, Inc. from
                                                1994 to 1999; director of Conseco, Inc.

---------------

(1) Member of our audit committee.

(2) Member of our compensation committee.

(3) Member of our nominating and governance committee.

     All of our current directors, other than Mr. Baker, were appointed by our secured lenders as part of our reorganization proceedings under chapter 11 of the bankruptcy code.

     The board of directors recommends a vote "FOR" the election of each of the nominees for directors named above.

                              CORPORATE GOVERNANCE

GENERAL PHILOSOPHY

     We believe that good corporate governance is important to ensure that our company is managed for the long-term benefit of our stockholders. Since our emergence from bankruptcy in May 2002, we have been reviewing our corporate governance practices and comparing them to those suggested by various authorities in corporate governance and the practices of other public companies. We have also been reviewing the provisions of the Sarbanes-Oxley Act of 2002 and the new and proposed rules of the Securities and Exchange Commission. In addition, even though we are not subject to them, we have been reviewing the proposed new listing standards of the Nasdaq Stock Market and the New York Stock Exchange.

     We have taken steps to enhance our corporate governance policies and practices and to implement voluntarily many of the proposed new rules and listing standards. In particular, we:

     - reconstituted our nominating committee as the nominating and governance committee and adopted a new charter for this committee;

     - adopted a new charter for our audit committee,

     - nominated for election as a director one person, Richard A. Rubin, who requested that he be nominated pursuant to the procedures described below under the caption "Stockholder Proposals for 2004 Annual Meeting";

     - have proposed an amendment to our certificate of incorporation that would require us to obtain stockholder approval for certain additional issuances of our stock that equal 15% or more of our stock outstanding before the issuance (Proposal 4 below);

     - plan to adopt a code of business conduct and ethics applying to all officers, directors and employees;

     - are seeking stockholder approval of the proposed amendment to our 2002 stock incentive plan (Proposal 2 below) even though such approval is not required by law; and

     - are seeking stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent public accountants for the year ending December 31, 2003 (Proposal 5 below) even though such ratification is not required by law.

     You can access our current committee charters and corporate governance guidelines in the "Investor Relations" section of www.arch.com, or receive copies without charge by writing to Arch Wireless, Inc., 1800 West Park Drive, Suite 250, Westborough, Massachusetts 01581, Attention: Investors Relations.

BOARD AND COMMITTEE MEETINGS

     The board of directors held 16 meetings during 2002, including regular, special and telephonic meetings. During 2002, each director attended at least 75% of the total number of board meetings held during the period in which he was a director and at least 75% of the total number of meetings held by each board committee on which he served during the period in which he was a member of such committee, except that Mr. Wetzel attended two of the three meetings of the audit committee held while he was a member.

     The board of directors has an audit committee, a compensation committee and a nominating and governance committee.

  AUDIT COMMITTEE

     Messrs. Bousquette, Oristano, Thompson and Wetzel served on our audit committee during the period from our emergence from bankruptcy in May 2002 through the filing of our annual report on Form 10-K with the Securities and Exchange Commission on March 28, 2003. Messrs. Bousquette and Wetzel subsequently resigned from the audit committee and have chosen not to stand for reelection to the board. As a result, the board appointed Mr. McHenry to the audit committee and Mr. Oristano was appointed chairman of the audit committee on May 5, 2003.

     The audit committee assists the board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to our stockholders, the systems of internal controls that management and the board of directors have established, the independence of our auditors and all audit processes. The audit committee:

     - consults with our independent public accountants to review our annual financial statements and related footnotes prior to their submission to the board of directors;

     - discusses with the independent public accountants our internal financial controls, the audit scope and procedural plans, and recommendations by the auditors;

     - assesses and confirms the independence of the independent public accountants selected as auditor; and

     - coordinates our internal and external audits.

     The audit committee has the sole authority and responsibility to select, evaluate and, where appropriate, replace the independent public accountants. In addition, the audit committee reviews all services provided by the independent public accountants and all fees paid to them. The audit committee held six meetings during 2002, including regular, special and telephonic meetings. The audit committee has recommended that PricewaterhouseCoopers LLP be selected as our independent public accountants for the year ending December 31, 2003.

  COMPENSATION COMMITTEE

     Messrs. Continenza, Gold, McHenry and Redmond currently serve on our compensation committee. Since Mr. McHenry has been appointed to the audit committee and the board will likely appoint an additional independent director to the nominating and governance committee following the annual meeting, it is likely that the membership of the compensation committee will also change following the annual meeting.

     The compensation committee is responsible for our compensation strategy and structure on a company-wide basis and, in particular, for the compensation of our executive officer and key managers. The compensation committee administers our management bonus plan and our stock incentive plan, and recommends the implementation of new plans or changes to existing plans, and recommends compensation for our non-employee directors. The compensation committee is also responsible for oversight of executive development initiatives and succession planning for our key executive officers. The compensation committee held four meetings during 2002.

  NOMINATING AND GOVERNANCE COMMITTEE

     Messrs. Bousquette, McHenry, Thompson and Wetzel served on our nominating and governance committee during the period from our emergence from bankruptcy in May 2002 through April 2003. Messrs. Bousquette and Wetzel subsequently resigned from the nominating and governance committee and have chosen not to stand for reelection to the board. As a result, the board will likely appoint an additional independent director to the nominating and governance committee following our annual meeting.

     The nominating and governance committee recommends nominees for election as directors, leads the annual review of the board's performance, recommends board committee members, recommends governance guidelines and procedures and reviews management recommendations for officers to be elected by the board. The nominating and governance committee, which was formed on November 6, 2002, held one meeting during 2002.

     The nominating and governance committee will consider nominees recommended by stockholders if such nominations are submitted in compliance with the procedures described below under the caption "Stockholder Proposals for 2004 Annual Meeting." One of this year's nominees, Richard A. Rubin, was nominated by the nominating and governance committee after he requested that he be nominated pursuant to these procedures.

REPORT OF THE AUDIT COMMITTEE

     From the date of our emergence from bankruptcy in May 2002 through the filing of our annual report on Form 10-K with the Securities and Exchange Commission on March 28, 2003, the audit committee of the board of directors was composed of Messrs. Bousquette, Oristano, Thompson and Wetzel. Messrs. Bousquette and Wetzel subsequently resigned from the audit committee and have chosen not to stand for reelection to the board.

     The audit committee acts under a written charter adopted by the audit committee on November 5, 2002 and ratified by the board of directors on December 12, 2002. A copy of this charter is attached to this proxy statement as Appendix
A. Each member of the audit committee is an independent director, as defined by its charter, the current and proposed rules of the Nasdaq Stock Market and the proposed Securities and Exchange Commission rules.

     The audit committee reviewed our audited financial statements for the year ended December 31, 2002 and discussed these financial statements with our management. Management is responsible for our internal controls and the financial reporting process. Our independent accountants are responsible for performing an independent audit of our financial statements, in accordance with generally accepted accounting principles, and to issue a report on those financial statements. The audit committee is responsible for monitoring and overseeing these processes. As appropriate, the audit committee reviews and evaluates, and discusses with our management, internal accounting, financial and auditing personnel and the independent auditors, the following:

     - the plan for, and the independent auditors' report on, each audit of our financial statements;

     - our financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;

     - changes in our accounting practices, principles, controls or methodologies;

     - significant developments or changes in accounting rules and laws applicable to us; and

     - the adequacy of our internal controls and accounting, financial and auditing personnel.

     The audit committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (entitled "Communication with Audit Committees") with PricewaterhouseCoopers LLP, our independent auditors. This statement requires our independent auditors to discuss with our audit committee, among other things, the following:

     - methods to account for significant unusual transactions;

     - the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

     - the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

     - disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

     Our independent auditors also provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (entitled "Independence Discussions with Audit Committees"). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. Accordingly, the audit committee discussed with the independent auditors their independence from us. The audit committee also considered whether the independent auditors' provision of other, non-audit related services to us is compatible with maintaining such auditors' independence.

     Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2002.

Dated: March 28, 2003                     By the audit committee,

                                          William C. Bousquette, Chairman
                                          Matthew Oristano
                                          Samme L. Thompson
                                          Carroll R. Wetzel, Jr.

DIRECTOR COMPENSATION

  FEES AND EXPENSES

     We pay our vice chairman of the board an annual fee of $90,000 and our other non-employee directors an annual fee of $25,000. Mr. Wetzel, our current vice chairman, has chosen not to stand for reelection to the board. Following the annual meeting, the board is likely to appoint either a lead independent outside director or a new vice chairman.

     We pay the chairman of the audit committee an additional annual fee of $15,000 and the chairman of the compensation committee an additional annual fee of $7,500 in light of their additional duties. We pay each non-employee director $2,000 for attendance and participation at each meeting of the board of directors at which corporate action is considered or taken. Each board committee chair is paid $2,000 and each board committee member is paid $1,000 for attendance and participation at each board committee meeting.

     We also reimburse all directors for customary and reasonable expenses incurred in attending board and board committee meetings.

  STOCK OPTIONS

     Subject to stockholder approval (Proposal 2 below), we will grant stock options to purchase an aggregate of approximately 250,000 shares of common stock, with an exercise price of $.001 per share and vesting 50% on May 29, 2003 and 50% on May 29, 2004, to the non-employee directors who joined our board of directors upon our emergence from bankruptcy and who are reelected to the board at the annual meeting. TD Securities (USA), Inc., on behalf of the steering committee of our prepetition secured creditors, indicated its support for the grant of these stock options to our non-employee directors when these directors were recruited to serve on our board following our emergence from bankruptcy.

                    INFORMATION ABOUT EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

     Our current executive officers are as follows:

C. Edward Baker, Jr. ................   52  Chief executive officer of Arch since 1988 and chairman of the board of Arch since 1989.
Lyndon R. Daniels....................   50  President and chief operating officer of Arch since
                                            January 1998; president and chief executive officer of
                                            Pacific Bell Mobile Services, a subsidiary of SBC
                                            Communications Inc., from November 1993 to December 1997.
J. Roy Pottle........................   44  Executive vice president and chief financial officer of
                                            Arch since February 1998; vice president and treasurer of
                                            Jones Intercable, Inc., a cable television operator, from
                                            October 1994 to February 1998.
Paul H. Kuzia........................   60  Executive vice president, technology and regulatory
                                            affairs of Arch since September 1996; vice president,
                                            engineering and regulatory affairs of Arch from 1988 to
                                            September 1996.
Patricia A. Gray.....................   48  Senior vice president, general counsel and secretary of
                                            Arch since May 2000; vice president, general counsel and
                                            secretary of Arch from January 2000 to May 2000; vice
                                            president and general counsel of Arch from June 1999 to
                                            January 2000; prior to June 1999, vice president, general
                                            counsel and secretary of MobileMedia Corporation, which
                                            filed for bankruptcy protection in January 1997.

     The foregoing individuals were our executive officers at the time that our Chapter 11 bankruptcy proceedings commenced on December 6, 2001.

     Our executive officers are elected by the board of directors and hold office until their successors are elected or until their earlier death, resignation or removal.

SUMMARY COMPENSATION

     The annual and long-term compensation of our chief executive officer and other executive officers named below was as follows for the years ended December 31, 2000, 2001 and 2002:

                                                                                    LONG-TERM
                                             ANNUAL COMPENSATION                  COMPENSATION
                                    --------------------------------------   -----------------------
                                                                  OTHER                   OPTIONS TO
                                                                  ANNUAL     RESTRICTED    PURCHASE    ALL OTHER
                                                                 COMPEN-       STOCK        COMMON      COMPEN-
NAME AND PRINCIPAL POSITION                                       SATION       AWARDS       STOCK       SATION
DURING 2002                  YEAR   SALARY($)    BONUS($)(1)      ($)(2)       (#)(3)       (#)(4)      ($)(5)
---------------------------  ----   ----------   ------------   ----------   ----------   ----------   ---------
C. Edward Baker, Jr. ...     2002    $607,200     $1,023,000      $4,584      249,663           --     $427,766
  Chairman and chief         2001     601,431        230,000       3,400           --           --           --
  executive officer          2000     532,200        371,250       4,990           --      951,000           --

Lyndon R. Daniels.......     2002     379,000        527,400       3,666      146,445           --           --
  President and chief        2001     383,277        160,000       3,400           --           --           --
  operating officer          2000     348,200        224,130       3,500           --      607,000           --

J. Roy Pottle...........     2002     312,200        452,500       2,200      118,215           --           --
  Executive vice             2001     309,892        130,000       2,100           --           --           --
  president and chief        2000     282,200        166,290       3,191           --      452,000           --
  financial officer

Paul H Kuzia............     2002     236,000        215,000       3,666       73,223           --           --
  Executive vice             2001     234,461         80,000       3,400           --           --           --
  president, technology      2000     216,000        121,485       3,509           --      322,300           --
  and regulatory affairs

Patricia A. Gray........     2002     229,000        189,200       4,125       29,113           --           --
  Senior vice president,     2001     227,461         60,000       3,037           --           --           --
  general counsel and        2000     206,773        100,620       1,516           --      232,500           --
  secretary

---------------

(1) Represents bonus paid in such fiscal year with respect to prior year. Information for bonus compensation paid in 2002 includes retention bonuses paid to Messrs. Baker, Daniels, Pottle and Kuzia and Ms. Gray pursuant to our retention plan in the amounts of $363,000, $300,000, $300,000, $100,000 and $100,000, respectively. See "-- Retention Plan" below. Information for bonus compensation paid in 2002 to Mr. Baker also includes $210,000 reimbursed during 2002 for the payment of taxes in connection with the cancellation of $427,766 of indebtedness owed by Mr. Baker to us in connection with our chapter 11 reorganization. See "-- Executive Employment Agreements and Loans" below.

(2) Represents matching contributions paid under our 401(k) plan, except as otherwise indicated.

(3) Represents shares of restricted stock issued upon the effective date of our plan of reorganization. See "-- 2002 Stock Incentive Plan" below.

(4) No stock appreciation rights were granted to any of the named executive officers during 2000, 2001 or 2002.

(5) Represents indebtedness owed to us by Mr. Baker that was cancelled in connection with our chapter 11 reorganization. See "-- Executive Employment Agreements and Loans" below.

EXECUTIVE EMPLOYMENT AGREEMENTS AND LOANS

     We are a party to executive employment agreements with each of Messrs. Baker, Daniels and Pottle. Each of the executive employment agreements has a term of three years expiring on May 29, 2005 and will automatically renew from year to year thereafter unless terminated by either party at least 90 days prior to any renewal date. Under these agreements, Messrs. Baker, Daniels and Pottle are entitled to receive annual base salaries of $600,000, $379,000 and $305,000, respectively, subject to review and adjustment after 2002 by the board of directors, and other bonuses and benefits.

     In the event that the employment of an executive is terminated by us prior to a change in control other than for cause, disability or death, or by the executive for good reason, the executive will be entitled to receive:

     - a lump sum cash payment equal to the executive's annual base salary in effect at the time of the termination;

     - a lump sum cash payment of a pro rata portion of the annual bonus for which the executive would have been eligible for the fiscal year in which the executive's employment is terminated;

     - for a period of nine months from the first anniversary of the date of termination, continuation payments equal to the amount by which the executive's monthly base salary immediately prior to his termination exceeds the executive's new monthly base salary; and

     - for the period during which cash benefits are available, continuation of family medical benefits similar to those received prior to termination, unless the executive becomes entitled to receive substantially equivalent benefits from another employer.

     In the event that the employment of an executive is terminated by us following a change in control but prior to January 1, 2004 without cause or by the executive for good reason, the executive will be entitled to receive:

     - a lump sum cash payment equal to 21 months of the executive's monthly base salary at the highest monthly rate paid during the term of the agreement;

     - a lump sum cash payment of a pro rata portion of the annual bonus for which the executive would have been eligible for the fiscal year in which the executive's employment is terminated; and

     - for a period of 21 months from the date of termination, employee benefits, including family benefits, similar to those received prior to termination, unless the executive becomes entitled to receive substantially equivalent benefits from another employer.

     In the event an executive resigns without good reason, he will be entitled to receive a lump sum cash payment equal to the amount of unpaid base salary, deferred compensation and accrued vacation pay through the termination date.

     Good reason is defined to include, among other things, a material reduction in employment position or responsibilities, the inability of the executive to perform his duties as a result of disability, the relocation of the executive more than 50 miles from his regular place of business or, in the case of Mr. Baker, ceasing to be our chief executive officer or a member of our board of directors. Following termination of employment without good reason or for cause, each executive has agreed not to compete with us or solicit our employees or business for one year.

     All restricted stock and options, if any, held by the executive will become immediately exercisable or vested in full upon a change of control, as defined in the agreement. Additionally, if the executive would receive benefits upon a change of control that would be qualified as "excess parachute payments" under the "golden parachute provision" of the Internal Revenue Code, payments that we are required to pay to the executive will be reduced if such a reduction would result in a larger after tax benefit to the executive.

     Prior to our chapter 11 reorganization and before the enactment of the Sarbanes-Oxley Act, we had made a loan to Mr. Baker bearing interest at 4.99% annually. Upon the effective date of our plan of reorganization on May 29, 2002, the unpaid amount of this indebtedness, approximately $428,000, was cancelled.

RETENTION PLAN

     We adopted a retention plan to assist in retaining the services of key employees and in focusing key employees on our chapter 11 reorganization efforts. Retention bonuses are being paid to Messrs. Baker, Daniels, Pottle and Kuzia and Ms. Gray in the amounts of $726,000, $600,000, $600,000, $200,000 and
$200,000, respectively.

     Each retention bonus is payable in three installments if the eligible employee is employed on the date each installment is due; provided that if any eligible employee's employment is terminated by us other than for cause, disability or death, each as defined in the retention plan, then all unpaid installments of the retention bonus payments will be immediately due and payable to the employee as of his or her termination of employment. Similarly, if a change in control, as defined in the retention plan, occurs prior to the payment of the final installment then all unpaid installments will be immediately due and payable to all eligible employees. If we are liquidated or commence a plan of liquidation prior to a change in control, then all installments not yet payable shall be forfeited.

     The first and second installments of 25% each of the retention bonus were paid on May 29, 2002, the effective date of our plan of reorganization. The third installment of 50% of each retention bonus will be paid on June 30, 2003.

SEVERANCE PLAN

     We have a severance plan that provides severance benefits to our employees, including the named executive officers other than Messrs. Baker, Daniels and Pottle. Severance benefits will be paid if the executive officer is terminated by us, without cause.

     If eligible for benefits, the terminated executive officer will receive a lump sum payment of his or her base salary for a period of six months plus an additional two weeks for each year of service, as defined in the severance plan, up to a maximum of 12 months total base salary plus any pro rata portion of any targeted bonus that the executive officer was eligible to receive. Each terminated executive officer eligible for severance payments shall also be eligible for continued participation in our sponsored employee health programs in effect, if any, during the period which is used to calculate severance payments if the executive officer continues the same payments for such benefits as made immediately prior to employment termination and as adjusted after that time for our active employees. Participation in the health programs will cease, except to the extent required by law, whenever other comparable benefits are available to the terminated executive officer.

2002 STOCK INCENTIVE PLAN

     Our only equity compensation plan is our 2002 stock incentive plan, which was established in connection with our emergence from bankruptcy in May 2002. Under the 2002 plan, restricted stock awards, stock options and other stock-based awards may be granted to our employees, officers, directors, consultants and advisors.

     The 2002 plan is administered by the board of directors. The board is authorized to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2002 plan and to interpret the provisions of the 2002 plan. The board may amend, suspend or terminate the 2002 plan at any time. The board has delegated to the compensation committee authority to administer certain aspects of the 2002 plan.

     The board of directors or the compensation committee selects the recipients of awards under the 2002 plan and determines (1) the number of shares of common stock covered by awards under the plan, (2) the dates upon which awards vest or become exercisable, (3) the issue price of restricted stock awards, which may be less than the fair market value of the common stock on the date of grant, (4) the exercise price of stock options, which may not be less than the fair market value of our common stock on the date of grant in the case of incentive stock options, and (5) the duration of the options, which may not exceed 10 years.

     The 2002 plan permits the following forms of payment of the exercise price of stock options, some of which are in our discretion: (1) payment by cash, check or in connection with a "cashless exercise" through a broker, (2) surrender to us of shares of common stock, (3) delivery to us of a promissory note, (4) any other lawful means or (5) any combination of these forms of payment.

     If any option granted under the 2002 plan expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such option will again be available for grant under the 2002 plan. No awards may be granted under the 2002 plan after May 29, 2012, but awards previously granted may extend beyond that date.

     The 2002 plan provided that all 950,000 shares of common stock initially available under the plan would be issued as restricted stock to certain members of our senior management in connection with our emergence from bankruptcy. Upon the effective date of our plan of reorganization, we issued a total of 882,200 shares of common stock for $.001 per share to ten members of our senior management, including 249,663 shares to Mr. Baker, 146,445 shares to Mr. Daniels, 118,215 shares to Mr. Pottle, 73,223 shares to Mr. Kuzia and 29,113 shares to Ms. Gray. Subject to continued employment on the applicable vesting dates, these shares will vest 35.222% on the first anniversary of the effective date (May 29, 2003), 35.222% on the second anniversary of the effective date (May 29, 2004) and 29.556% on the third anniversary of the effective date (May 29, 2005). On April 8, 2003, an additional 17,800 shares were issued for $.001 per share to members of our senior management when it was determined that the general unsecured claims, excluding secured creditor deficiency claims, of our intermediate holding company, Arch Wireless Holdings, Inc., would not exceed $120 million. These shares, of which 5,037 were issued to Mr. Baker, 2,955 were issued to Mr. Daniels, 2,385 were issued to Mr. Pottle, 1,477 were issued to Mr. Kuzia and 587 were issued to Ms. Gray, vest in the same manner as the initial 882,200 shares. In addition, if and as general unsecured claims of our intermediate holding company are reduced below $120 million, we will issue up to 50,000 additional shares at a rate of approximately 10,000 shares for every $10 million of claims reduced below $120 million, vesting on the third anniversary of the effective date (May 29, 2005). To the extent these additional 50,000 shares are issued, they will be issued for $.001 per share to our senior management, including our executive officers named above.

     All shares issued to Messrs. Baker, Daniels and Pottle will immediately vest if:

     - a change in control occurs while the executive is employed by us;

     - the employment of the executive is terminated without cause following the announcement of a change in control;

     - the employment of the executive is terminated within 90 days prior to a change in control or the announcement of a change in control; or

     - the employment of the executive is terminated more than 90 days prior to a change in control or the announcement of a change in control and the executive can reasonably demonstrate that such termination was in connection with or anticipation of the change in control.

     As of December 31, 2002, no securities remained available for future issuance under the 2002 plan except as described above. In May 2003, and subject to stockholder approval at our 2003 annual meeting, our board of directors increased the size of the 2002 plan from 950,000 shares to 1,200,000, of which approximately 250,000 shares will be used to grant stock options with an exercise price of $.001 per share to the non-employee directors who joined our board of directors upon our emergence from bankruptcy and who are reelected to the board at the annual meeting. Subject to continued service as a director, these stock options will vest 50% on May 29, 2003 and 50% on May 29, 2004 and will immediately vest upon a change in control of our company. TD Securities
(USA), Inc., on behalf of the steering committee of our prepetition secured creditors, indicated its support for the grant of these stock options to our non-employee directors when these directors were recruited to serve on our board following our emergence from bankruptcy.

CANCELLED RESTRICTED STOCK GRANTS AND STOCK OPTIONS

     In March 2001, 27 key executives, including the named executive officers, were granted the right to receive a total of up to 12,400,000 shares of our old common stock without payment of cash consideration based on the achievement of company-wide performance criteria relating to advanced wireless messaging net revenue, average revenue per advanced messaging unit and growth in the number of advanced messaging units in service in 2001 and 2002. These stock rights were cancelled on May 29, 2002 pursuant to our plan of reorganization.

     During 2001 and 2002, no options to purchase shares of our common stock were granted to, or exercised by, our named executive officers. All outstanding stock options were cancelled on May 29, 2002 pursuant to our plan of reorganization.

INDEMNIFICATION AGREEMENTS

     In early 2003, we entered into indemnification agreements with 18 persons, including each current director and executive officer, requiring us to indemnify such persons to the fullest extent permitted by the Delaware corporation statute.

REPORT OF THE COMPENSATION COMMITTEE

  OVERVIEW

     The compensation committee is responsible for our overall compensation strategy and program structure, the compensation of executive officers (including base salaries, merit increases and bonuses), the compensation of directors and the administration of our stock plans. Our executive compensation program is intended to promote the achievement of our business goals and, thereby, to maximize corporate performance and stockholder returns. Compensation consists of a combination of base salary, performance bonuses and long-term incentives. The compensation committee believes it is important to have bonuses constitute a portion of each executive's compensation package in order to tie his or her compensation level to corporate performance, and believes it is important to have long-term incentives constitute a portion of each executive's compensation package in order to help align the interests of executives and stockholders.

     In determining levels of compensation, the compensation committee considers factors such as:

     - competitive positioning, including compensation of executives at comparable companies;

     - present compensation levels;

     - individual performance, including expected future contributions;

     - our need to attract, retain and reward key executives; and

     - existing contractual obligations, including the 2002 performance bonus plan and executive employment agreements referred to below.

     The compensation committee, in determining Mr. Baker's compensation, reviews compensation for chief executives of publicly-held companies of similar size, including those in wireless messaging and similar businesses, Mr. Baker's individual performance against quantitative and qualitative goals, and our company's performance.

     In addition, executive compensation for 2002 reflected certain agreements and plans established in connection with our reorganization process. These agreements and plans, as described below, were approved by our former creditors and were assumed as part of our bankruptcy plan with the approval of the bankruptcy court prior to the time the current members of the compensation committee joined the board of directors or compensation committee.

  BASE SALARIES

     The base salary of each executive officer is reviewed annually. In setting base salaries, the compensation committee considers the factors described above. No executive officer received an increase in base salary in 2002 or 2003, except that Mr. Pottle's base salary for 2003 was increased from $305,000 to $324,000. Pursuant to his executive employment agreement, Mr. Baker's base salary for 2003 is $600,000.

  PERFORMANCE BONUSES

     In general, at the beginning of each year Mr. Baker proposes bonus parameters for the year to the compensation committee. The proposal incorporates corporate-wide goals as well as goals jointly established by Mr. Baker and each of the bonus plan participants for their individual areas of responsibility. The individual and corporate goals included in the bonus plan generally represent objective measures of performance and quantifiable financial objectives. Throughout the year, Mr. Baker meets with executive officers to review their progress in achieving these goals. After the end of the year, Mr. Baker performs a final performance review with the compensation committee and presents proposed bonuses to the compensation committee for consideration and approval.

     Prior to our chapter 11 filing, we entered into an agreement with certain of our secured creditors outlining, among other things, the terms of the retention and severance plans described above and incentive compensation plans for 2002 and 2003 covering approximately 75 employees. For both 2002 and 2003, incentive compensation was to be based on our actual levels of cash flow available for debt service and earnings before interest, taxes, depreciation and amortization compared to the projected levels contained in our plan of reorganization. Based on the achievement of the company performance measures contained in the 2002 incentive compensation, the compensation committee approved the payment of the maximum available bonuses for 2002 to our executive officers, including bonuses of $1,350,000, $682,200, $457,500, $345,000 and
$267,600 for Messrs. Baker, Daniels, Pottle and Kuzia and Ms. Gray, respectively, and these bonuses were paid in March 2003.

  LONG-TERM INCENTIVES

     Long-term incentives, including stock-based awards, are intended to relate executive compensation to corporate performance, to help retain the service of our executive officers and directors and to help align the long-term interests of our executive officers and directors with those of our stockholders.

     In connection with our emergence from bankruptcy in May 2002, restricted stock awards to purchase an aggregate of 950,000 shares of common stock for $.001 per share, vesting over three years through May 29, 2005, are being granted to our senior management, including 268,850 shares to Mr. Baker, 157,700 shares to Mr. Daniels, 127,300 shares to Mr. Pottle, 78,850 shares to Mr. Kuzia and 31,350 shares to Ms. Gray. These grants were approved by our former creditors and the bankruptcy court.

     The compensation committee, in consultation with professional compensation advisors and with the intention to provide management with market-competitive compensation, has modified the 2003 incentive compensation plan referenced above and implemented a new long-term incentive plan. The modified 2003 incentive compensation plan adds as an additional factor our actual levels of customer disconnects, or churn, in relation to planned levels, and measures target bonuses against our 2003 operating plan as approved by the board rather than the projected operating results contained in our plan of reorganization. The new long-term incentive plan utilizes the same performance measures as the modified 2003 incentive compensation plan and provides for payouts based on "phantom stock" units three years after the beginning of the period for which applicable incentive compensation is earned. Together, the modified 2003 incentive compensation plan and new long-term incentive plan will provide the potential for greater incentive compensation than the original 2003 incentive compensation plan but may result in a reduction in the cash compensation payable in 2004.

  EXECUTIVE EMPLOYMENT AGREEMENTS

     We are a party to the executive employment agreements with Messrs. Baker, Daniels and Pottle summarized above on pages 12-13 under the caption
"-- Executive Employment Agreements and Loans." The executive employment agreements were approved by our former creditors and the bankruptcy court.

  RETENTION PLAN

     Pursuant to the retention plan summarized above on page 14 under the caption "-- Retention Plan," retention bonuses are being paid to approximately 60 executives, including $726,000, $600,000, $600,000, $200,000 and $200,000,
respectively, to Messrs. Baker, Daniels, Pottle and Kuzia and Ms. Gray. The retention plan was established because of the critical need to retain key executives during our chapter 11 reorganization process and was approved by our former creditors and the bankruptcy court.

  SEVERANCE PLAN

     The severance plan summarized above on page 14 under the caption
"-- Severance Plan" provides severance benefits to our employees, including the named executive officers other than Messrs. Baker, Daniels and Pottle. The severance plan was approved by our former creditors and the bankruptcy court. Messrs. Baker, Daniels and Pottle are entitled to severance benefits under their executive employment agreements.

  COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation over $1,000,000 paid by a public company to its chief executive officer and its four other most highly compensated executive officers. Qualifying "performance-based" compensation is not subject to the deduction limit if specified requirements are met. The restricted stock issuances to senior management as part of our chapter 11 reorganization proceedings did not qualify as performance-based compensation under section 162(m) of the Internal Revenue Code. The compensation committee generally intends to structure future stock options, if any, granted to our executive officers in a manner to qualify as performance-based compensation but does not currently intend to qualify cash compensation, cash-based long-term incentives or stock-based awards other than stock options as performance-based compensation. The compensation committee will continue to monitor the impact of section 162(m) on our company.

Dated: March 28, 2003                     By the compensation committee,

                                          William C. Redmond, Jr., Chairman
                                          James V. Continenza
                                          Eric Gold
                                          Carroll D. McHenry

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of our compensation committee are James V. Continenza, Eric Gold, Carroll D. McHenry and William E. Redmond, Jr.

     C. Edward Baker, Jr., our chairman and chief executive officer, makes recommendations and participates in discussions regarding executive compensation, but he does not participate directly in discussions regarding his own compensation. None of our current executive officers has served as a director or member of the compensation committee, or other committee serving an equivalent function, of any other entity, any of whose executive officers has served as one of our directors or as a member of our compensation committee.

COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total stockholder return on our common stock for the period from May 30, 2002 (the first trading day following the effectiveness of our plan of reorganization) through December 31, 2002 with the cumulative total return on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Telecommunications Index, consisting of 303 telecommunications companies whose stock is traded on Nasdaq.

     The comparison below assumes $100 was invested on May 30, 2002 in our common stock and in each of the above indices and, in each case, assumes reinvestment of all dividends. Measurement points are on May 30, 2002, June 30, 2002, September 30, 2002 and December 31, 2002.

           COMPARISON OF CUMULATIVE TOTAL RETURN* SINCE MAY 30, 2002
                  AMONG ARCH WIRELESS, INC., THE NASDAQ STOCK
          MARKET (U.S.) INDEX AND THE NASDAQ TELECOMMUNICATIONS INDEX

                              [PERFORMANCE GRAPH]

                                                           5/30/02   6/30/02   9/30/02   12/31/02
                                                           -------   -------   -------   --------
Arch Wireless, Inc. .....................................  $100.00   $40.00    $22.00     $82.00
Nasdaq Stock Market (U.S.)...............................   100.00   $86.93    $69.75     $79.57
Nasdaq Telecommunications................................   100.00   $75.83    $69.64     $81.31

* Assume $100 was invested on 5/30/02 in stock or index, including reinvestment of dividends.

        PROPOSAL 2 -- APPROVAL OF AMENDMENT TO 2002 STOCK INCENTIVE PLAN

     The 2002 stock incentive plan was established in connection with our emergence from bankruptcy in May 2002. The 2002 plan provided that all 950,000 shares of common stock initially available under the plan would be issued as restricted stock to certain members of our senior management in connection with our emergence from bankruptcy, as summarized above on pages 14-15 under the caption "Information About Executive Compensation -- 2002 Stock Incentive Plan." As of December 31, 2002, no shares remained available for future issuance under the 2002 plan. In order to provide equity incentives for the retention of our outside directors, in May 2003 the board of directors approved an amendment to our 2002 plan increasing the number of shares of common stock authorized for issuance under the plan from 950,000 to 1,200,000, of which approximately 250,000 shares will be used to grant nonstatutory stock options with an exercise price of $.001 per share to the non-employee directors who joined our board of directors upon our emergence from bankruptcy and who are reelected to our board at the annual meeting, and permitting the grant of nonstatutory stock options with exercise prices below the fair market value of the common stock on the date of grant. Because the nonstatutory stock options issued to the non-employee directors will have a nominal exercise price, they may be treated as restricted stock awards for federal income tax purposes.

     Stockholder approval is not required for the amendment to our 2002 plan. We are seeking stockholder approval because we believe doing so is consistent with good corporate governance practices. If the stockholders do not approve the amendment, the board of directors will reconsider the matter.

     The board of directors believes that this amendment is in the best interests of our company and stockholders and recommends that stockholders vote FOR this proposal.

SUMMARY OF THE 2002 STOCK INCENTIVE PLAN

     The 2002 stock incentive plan provides for the grant of the following types of awards:

     - restricted stock awards;

     - incentive stock options intended to qualify under section 422 of the Internal Revenue Code;

     - nonstatutory stock options; and

     - other stock-based awards, including the grant of shares based upon specified conditions, the grant of securities convertible into common stock and the grant of stock appreciation rights.

  DESCRIPTION OF AWARDS

     Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of common stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. The purchase price for restricted stock awards may be less than the fair market value of the common stock on the date of grant.

     Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to the other terms and conditions specified in connection with the option grant. Incentive stock options must be granted at an exercise price not less than the fair market value of the common stock on the date of grant but, assuming the amendment is approved by stockholders, the exercise price of nonstatutory stock options may be less than the fair market value of the common stock on the date of grant. Options may not be granted for a term in excess of ten years. The 2002 plan permits the board of directors to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to us of shares of common stock (which shares are owned for at least six months), by delivery to us of a promissory note, or by any other lawful means.

     Other Stock-Based Awards. Under the 2002 plan, the board of directors has the right to grant other awards based upon the common stock having such terms and conditions as the board of directors may determine. This may include the grant of shares based upon specified conditions, the grant of securities convertible into common stock and the grant of stock appreciation rights.

  ELIGIBILITY TO RECEIVE AWARDS

     Our officers, employees, directors, consultants and advisors and those of our subsidiaries are eligible to be granted awards under the 2002 plan. Under present law, however, incentive stock options may only be granted to our employees and employees of our subsidiaries. The maximum number of shares with respect to which awards may be granted to any participant under the 2002 plan may not exceed 400,000 shares during any calendar year.

     As of April 16, 2003, approximately 3,300 persons were eligible to receive awards under the 2002 plan, including our executive officers and non-employee directors. If the amendment to the 2002 plan is approved by stockholders, approximately 250,000 shares will be used to grant stock options to our non-employee directors as described below and there will be essentially no remaining shares available for issuance under the 2002 plan. Except as described below with respect to our non-employee directors, the granting of awards under the 2002 plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group if shares become available under the 2002 plan.

     On May 1, 2003, the last reported sale price of our common stock on the OTC Bulletin Board was $3.30 per share.

  STOCK OPTION GRANTS TO INCUMBENT NON-EMPLOYEE DIRECTORS UPON STOCKHOLDER APPROVAL

     If the amendment to the 2002 plan is approved by stockholders, an aggregate of approximately 250,000 shares of common stock will be used to grant nonstatutory stock options with an exercise price of $.001 per share to the non-employee directors who joined our board of directors upon our emergence from bankruptcy. Each non-employee director who joined our board of directors upon our emergence from bankruptcy and who is reelected to the board at the annual meeting will receive a stock option for 41,666 shares. Subject to continued service as a director, these stock options will vest 50% on May 29, 2003 and 50% on May 29, 2004 and will immediately vest upon a change in control of our company. TD Securities (USA), Inc., on behalf of the steering committee of our prepetition secured creditors, indicated its support for the grant of these stock options to our non-employee directors when these directors were recruited to serve on our board following our emergence from bankruptcy. If the amendment is approved and each of Messrs. Continenza, Gold, McHenry, Oristano, Redmond and Thompson is reelected at the annual meeting, each of them will receive an option to purchase 41,666 shares with an exercise price of $.001 per share, vesting as described above. Mr. Rubin, as a new nominee for director, will not be eligible to receive a stock option under the amendment.

  ADMINISTRATION

     The board of directors administers the 2002 plan. The board of directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2002 plan and to interpret the provisions of the 2002 plan. Pursuant to the terms of the 2002 stock incentive plan, the board of directors has authorized the compensation committee to administer certain aspects of the 2002 stock plan, including the granting of awards to executive officers. Subject to any applicable limitations in the 2002 plan, the board of directors, the compensation committee or any other committee or subcommittee to whom the board delegates authority selects the recipients of awards and determines:

     - the number of shares of common stock subject to restricted stock awards, including conditions for repurchase, issue price and repurchase price;

     - the number of shares of common stock subject to options and the related exercise price, vesting provisions and duration; and

     - the number of shares of common stock subject to other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

     The board of directors is required to make appropriate adjustments in outstanding awards to reflect stock dividends, stock splits and certain other events. In the event of our acquisition or liquidation, the board of directors is authorized to provide for awards to be assumed or substituted for, to accelerate the awards to make them fully exercisable prior to consummation of the event or to provide for a cash-out of their value. If any option award expires or is terminated, surrendered or canceled without having been fully exercised, the unused shares of common stock covered by such option award will again be available for grant under the 2002 plan, subject in the case of incentive stock options to any limitation required under the Internal Revenue Code.

  AMENDMENT OR TERMINATION

     No award may be made under the 2002 plan after May 29, 2012, but awards previously granted may extend beyond that date. The board of directors may at any time amend, suspend or terminate the 2002 plan, except that to the extent required by section 162(m) of the Internal Revenue Code, no award intended to comply with section 162(m) by the board of directors after the date of such amendment shall become exercisable, realizable or vested unless and until such amendment shall have been approved by our stockholders.

FEDERAL INCOME TAX CONSEQUENCES

     The following summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the 2002 plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

  RESTRICTED STOCK AWARDS

     A participant will not have income upon the grant of restricted stock unless an election under section 83(b) of the Internal Revenue Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

  INCENTIVE STOCK OPTIONS

     A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or one of our 50% or more-owned corporate subsidiaries at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under the caption "Nonstatutory Stock Options." The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

     A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

  NONSTATUTORY STOCK OPTIONS

     A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

  OTHER STOCK-BASED AWARDS

     The tax consequences associated with any other stock-based award granted under the 2002 plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant's holding period and tax basis for the award or underlying common stock.

  TAX CONSEQUENCES TO US

     There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of section 162(m) of the Internal Revenue Code.

  PROPOSAL 3 -- ADOPTION OF AN AGREEMENT AND PLAN OF MERGER PROVIDING FOR THE MERGER OF OUR COMPANY WITH A WHOLLY-OWNED SUBSIDIARY THAT WILL RESULT IN THE
            IMPOSITION OF TRANSFER RESTRICTIONS ON OUR COMMON STOCK

     To help protect the tax benefits associated with our federal income tax attributes, the board of directors has approved, subject to stockholder approval, an Agreement and Plan of Merger between our company and Arch 382 Corporation, a wholly-owned subsidiary, that will result in the imposition of the restrictions on transfer of our stock described below. The Agreement and Plan of Merger is attached as Appendix B. The complete text of the transfer restrictions will be contained in Article FOURTH of our certificate of incorporation, which will be amended in the merger. The text of the amended Article FOURTH is set forth in Appendix C.

     The board of directors believes that the merger, and the resultant transfer restrictions, are in the best interests of our company and stockholders and recommends that stockholders vote FOR this proposal.

REASON FOR THE MERGER

     We currently anticipate generating taxable losses for the next several years. We estimate that at December 31, 2003 our tax net operating losses will be between $175 million and $200 million. Under current tax law, these net operating losses will not expire until December 31, 2023. We currently anticipate that we will have sufficient tax deductions from our operations following our emergence from chapter 11, including from the federal income tax attributes that we retained after our emergence from chapter 11, to offset future federal taxable income (before these deductions) for the next several years. The extent to which these tax attributes will be available to offset future federal taxable income depends on factual and legal matters that are subject to varying interpretations. Therefore, despite our expectations, it is possible that we may not have sufficient tax attributes to offset future federal taxable income.

     If we experience a change in ownership, as defined in sections 382 and 383 of the Internal Revenue Code, we could have significant limits on the amounts and timing of the use of various tax attributes. Generally, a change in ownership will occur if a cumulative change in ownership of more than 50% occurs. The cumulative change in ownership is a measurement of the change in ownership of our stock held by all of our 5% stockholders. In general terms, it will equal the aggregate of any increase in the percentage of stock owned by each 5% stockholder over the lowest percentage of stock owned by each of them during the prior three years, but not prior to May 29, 2002, the day we emerged from bankruptcy.

     For example, if a stockholder owned 5.5% of our outstanding stock on May 29, 2002 and subsequently purchased additional shares so that it now owns 9.5% of our outstanding stock, that stockholder's subsequent acquisitions of our shares would contribute to a change in ownership of 9.5% minus 5.5%, or 4.0%. We would combine the change in ownership calculations for all of our 5% stockholders whose interests have increased to calculate the cumulative change in ownership. If the aggregate increase in the ownership percentage of all of these stockholders exceeds 50%, then a change in ownership will have occurred. In making these calculations, all holders of less than 5% of our outstanding stock generally will be combined and treated as one 5% stockholder. We believe that since our emergence from chapter 11 we have undergone a cumulative change in ownership of approximately 20%.

     If the deductions associated with our tax attributes are insufficient to offset future federal taxable income, or if a change in ownership occurs and our deductions are limited, we would likely generate taxable income and would be required to make current income tax payments. Any such payments would reduce our cash available to repay our outstanding debt and could result in insufficient cash being available to service our debt obligations. If we were to fail to make required debt repayments, creditors could accelerate repayment of our outstanding debt. In this circumstance, it is unlikely that we would have sufficient liquidity to repay the debt, which could ultimately result in our having to file for bankruptcy protection.

     To help protect these tax benefits, the board of directors has approved, subject to stockholder approval, the merger agreement providing for the merger of our company with a wholly-owned subsidiary, as described below. In the merger, outstanding shares of common stock will be converted into the right to receive new shares of Class A common stock, which will be subject to the transfer restrictions described below. The transfer restrictions will prohibit certain transfers of our common stock after there has been a cumulative change in ownership of our stock of more than 40%, unless approved by the board of directors, and will prohibit any transfer of our common stock to the extent that it would result in a cumulative change in ownership of our stock of more than 42%. These levels were chosen so that inadvertent transfers would not trigger a change in ownership and we would also have some capacity to issue additional shares without triggering such a change.

     However, we cannot assure you that the merger, even if it receives all required approvals, will prevent a change in ownership or otherwise enable us to avoid significant limitations on the amounts and timing of the use of our tax attributes.

     We now believe that we may generate federal taxable income sooner than the time frame anticipated at the time the plan of reorganization for our chapter 11 bankruptcy was developed. In addition, we believe that our secured creditors would have been opposed to any effort to impose transfer restrictions and would not have supported the plan of reorganization if it had contained such restrictions. As a result, we did not seek to impose similar transfer restrictions as part of our chapter 11 bankruptcy.

TERMS OF THE MERGER AND CLASS A COMMON STOCK

     In the merger, Arch Wireless, Inc. will merge with a wholly-owned subsidiary. The subsidiary will be newly-formed for the specific purpose of the merger and will have conducted no operations and have no assets or liabilities. Arch Wireless, Inc. will be the surviving entity in the merger, and will continue to engage in the business of providing one and two-way wireless messaging and information services.

     In the merger, each issued and outstanding share of common stock, $.001 par value, will be converted into the right to receive one share of a new class of security called Class A common stock, $.0001 par value. The rights of the Class A common stock, $.0001 par value, will be identical in all respects to the common stock, $.001 par value, except for the transfer restrictions described below and the different par value. Immediately following the merger, no shares of common stock, $.001 par value, will be outstanding. Once the transfer restrictions are no longer necessary to protect the tax benefits associated with our federal income tax attributes, the Class A common stock will be subject to conversion back into common stock without transfer restrictions on a share-for-share basis. We cannot predict if or when the transfer restrictions will no longer be necessary to protect these tax benefits or, as a result, if or when the Class A common stock will be subject to conversion back into common stock, because this is dependent on, among other things, the timing and amount of our future tax attributes and the future value of our stock.

TRANSFER RESTRICTIONS

     If the merger is approved by stockholders and becomes effective, all outstanding common stock will be converted into the right to receive Class A common stock, which will be subject to the restrictions described below. After a cumulative change in ownership of our stock of more than 40%, the following transfers will be prohibited unless the transferor or transferee provides notice of the transfer to us and the board of directors approves the transfer: (1) transfers of Class A common stock by stockholders to a stockholder that holds 5% or more of our outstanding stock, (2) transfers of Class A common stock by stockholders who hold 5% or more of our outstanding stock to any person, entity or group and (3) transfers of Class A common stock by stockholders to any person, entity or group that, if consummated, would result in their ownership of 5% or more of our outstanding stock. In some circumstances, a stockholder may be attributed the ownership of stock held by another person or entity for purposes of determining whether the stockholder holds 5% or more of our outstanding stock, and a holder of less than 5% of our outstanding stock may be considered a holder of 5% or more of our outstanding stock for purposes of the restrictions if that holder is treated as a 5% shareholder under section 382 of the Internal Revenue Code.

     The board of directors will approve a transfer of Class A common stock if it determines in good faith that the transfer (1) would not result in a cumulative change in ownership of our stock of more than 42% or (2) would not increase the cumulative change in ownership of our stock. The board of directors may require an opinion of counsel, at the expense of the transferor and/or transferee, that the transfer would satisfy the conditions for approving the transfer discussed in the preceding sentence. A transfer by a holder of 5% or more of our outstanding stock who acquired such stock after our emergence from chapter 11 generally will not increase the cumulative change in ownership of our stock if that transfer occurs within three years of the holder's acquisition of the stock.

     Prior to a cumulative change in ownership of our stock of more than 40%, no transfers of Class A common stock will be prohibited, but a transferor or transferee must provide notice to us of any transfer by or to a holder of 5% or more of our outstanding stock. However, notwithstanding the foregoing, any transfer of Class A common stock will be prohibited to the extent that it would result in a cumulative change in ownership of our stock of more than 42%. Any transfer prohibited by the restrictions discussed above would not be given effect and in general the shares would instead be transferred to an agent who would be required to dispose of the shares to other purchasers that would not own 5% or more of our outstanding stock following the transfer.

     Similar restrictions will apply to the issuance or transfer of an option to purchase Class A common stock, if the exercise of the option would result in a transfer that would be prohibited pursuant to the restrictions described above.

     Transfers by or to us and any transfer pursuant to (1) any merger, consolidation or similar transaction approved in advance by the board of directors or (2) any tender or exchange offer for any and all of our stock as to which a majority of our outstanding stock is tendered, as long as the offeror has committed to acquire any shares not tendered for the same type and amount of consideration paid in the offer, will be exempt from these restrictions.

     If Proposal 2 is approved and the stock options to purchase approximately 250,000 shares are granted to our non-employee directors, our cumulative change in ownership will increase to approximately 21%. At the request of Franklin Resources, Inc., which owned approximately 10.6% of our outstanding common stock as of April 16, 2003, we are required to file a "shelf" registration statement to permit Franklin to sell some or all of its common stock at any time and from time to time. If the merger is approved, neither Franklin nor any of our other stockholders would be exempt from the new transfer restrictions. If Franklin sells all of its common stock, our cumulative change in ownership will increase to approximately 31%. Franklin may sell common stock under the registration statement we are required to file for up to two years after it is declared effective. We cannot predict when, or if, sales by Franklin, or by any other stockholder, will cause our cumulative change in ownership to equal 40%.

OTHER CONSEQUENCES OF THE MERGER

     The merger will not change the proportionate equity interest of any stockholder in our company. The Class A common stock will trade in the over-the-counter market under the same symbol, AWIN, under which the common stock traded prior to the merger. We have filed a listing application with, and anticipate that the Class A common stock will trade on, the Boston Stock Exchange under the same symbol, AWL, under which the common stock traded prior to the merger. We will continue to file periodic and other reports with the Securities and Exchange Commission. The merger will not result in any changes to our certificate of incorporation, except as described in the following paragraph, or any significant changes to our by-laws.

     In the merger, Article FOURTH of our certificate of incorporation will be amended to read in its entirety as set forth in Appendix C. As a result of the merger, we will be authorized to issue a total of 50,000,000 shares of Class A common stock, of which 20,250,000 shares will be outstanding or reserved for future issuance, assuming the proposed increase in our 2002 stock incentive plan (Proposal 2) is approved by stockholders. Following the merger, the authorized shares of Class A common stock that are not outstanding or reserved for future issuance, and the 50,000,000 authorized shares of common stock, will be available for future issuance without further action by stockholders except as required by applicable law and except for the new requirements for stockholder approval for certain issuances of stock by us that will be applicable if the amendment to our certificate of incorporation (Proposal 4) described below on page 29 is approved. These shares could be issued for possible future financing transactions, acquisitions, stock dividends and other corporate purposes. We have no present intention to issue any additional shares other than the approximately 250,000 shares that will become available under our 2002 stock incentive plan upon stockholder approval of the proposed amendment to our 2002 stock incentive plan (Proposal 2 above) and, if the proposed amendment is not approved by stockholders, the intention of the board of directors to grant the non-employee directors who joined our board of directors upon our emergence from bankruptcy an alternative, appropriate equity-based compensation package. Stockholders do not have preemptive or other similar rights to acquire the additional authorized shares.

     The exchange of common stock for Class A common stock pursuant to the merger will not be taxable to our stockholders. The tax basis and holding period for the shares of Class A common stock received by stockholders will be the same as the tax basis and holding period of the shares of common stock exchanged pursuant to the merger.

     The merger will not have any significant accounting consequences to us and will not have any significant tax consequences to us other than the intended benefits described above.

REQUIRED APPROVALS

     The merger agreement must be adopted by the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock.

     The merger must also be approved by the holders of a majority in principal amount of the outstanding 10% notes and 12% notes issued by our wholly-owned subsidiary, Arch Wireless Holdings, Inc. We anticipate receiving this consent prior to the annual meeting.

     The merger requires prior Federal Communications Commission approval of the transfer of control of certain of our licenses. We filed all applications requiring prior approval on March 21, 2003. The Federal Communications Commission granted the applications on April 14, 2003. The Federal Communications Commission requires that the approved merger be consummated by June 13, 2003 and that it be notified by July 14, 2003. Both of these deadlines can be extended by submitting a request to the Federal Communications Commission. Although no prior Federal Communications Commission approval is required for the pro forma transfer of control of the remainder of our licenses, we must notify the Federal Communications Commission within 30 days of closing on the merger that the merger has occurred.

     No other federal or state regulatory approvals are required to complete the merger, other than the filing of a certificate of merger in Delaware following receipt of the approvals described above.

     If we obtain the required stockholder approval, we plan to complete the merger promptly following receipt of the other approvals required for the merger.

POSSIBLE LOSS OF LIQUIDITY FOR SHARES

     If the merger is approved and the transfer restrictions become effective, stockholders may encounter difficulty in selling their shares because transfers by or to holders of 5% or more of our outstanding stock will be prohibited after there has been a cumulative change in ownership of our stock of more than 40%, unless approved by the board of directors, and any transfer will be prohibited to the extent that it would result in a cumulative change in ownership of our stock of more than 42%. These transfer restrictions could have the effect of decreasing the liquidity of your shares.

POSSIBLE ANTI-TAKEOVER EFFECTS

     The transfer restrictions resulting from the merger, if approved by the stockholders, could have the effect of preventing or delaying a change in control of our company. However, the transfer restrictions are not being proposed in response to any specific effort to acquire control of our company and should not interfere with any merger or any other business combination approved by the board of directors or any tender or exchange offer for any and all of our stock, provided that such offer is accepted by the holders of a majority of our outstanding stock and the offeror has committed to undertake a second-step merger to acquire the remainder of our outstanding stock for the same type and amount of consideration paid in the offer.

NO APPRAISAL RIGHTS

     Stockholders do not have appraisal rights in connection with the merger.

EXCHANGE OF STOCK CERTIFICATES

     If the merger is approved, stock certificates representing common stock will be exchanged for new certificates representing Class A common stock. Following the merger, instructions for exchanging stock certificates will be mailed to all stockholders. Please do not submit any stock certificates at this time.

          PROPOSAL 4 -- APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF
            INCORPORATION THAT WILL REQUIRE STOCKHOLDER APPROVAL FOR
                     CERTAIN ISSUANCES OF OUR COMMON STOCK

     The board of directors believes that stockholders should have the opportunity to approve certain additional issuances of stock that would result in substantial dilution to existing stockholders. Accordingly, the board of directors has approved, subject to stockholder approval, an amendment to our certificate of incorporation that will require stockholder approval for certain future issuances of our stock that equal 15% or more of our stock outstanding before the issuance. If the amendment is approved, the complete text of the proposed amendment to our certificate of incorporation will be contained in a new Article THIRTEENTH of our certificate of incorporation. The text of the new Article THIRTEENTH is set forth in Appendix D.

     The stockholder approval requirement that will be included in our certificate of incorporation if the amendment is approved is based on rules applicable to companies that are listed on the Nasdaq National Market. The stockholder approval requirement proposed for our certificate of incorporation is similar to Nasdaq Marketplace Rules 4350(i)(1)(C) and (D), but would apply to issuances of more than 15% of our outstanding common stock, rather than the higher threshold of more than 20% that would be required if we were subject to current the Nasdaq rules. We are not subject to the Nasdaq Marketplace Rules because our common stock is not listed on the Nasdaq National Market. The board has approved this amendment, including the 15% threshold, because it believes stockholders should have the opportunity to approve certain additional issuances of stock that would result in substantial dilution to existing stockholders.

     If approved, the amendment will require stockholder approval in connection with the acquisition of the stock or assets of another company if:

     - the shares of our common stock or Class A common stock (or securities convertible into or exercisable for our common stock or Class A common stock) to be issued in connection with the acquisition have or will have upon issuance voting power equal to or more than 15% of the voting power of our shares of common stock and Class A common stock outstanding on the date that a definitive agreement providing for the acquisition or issuance is entered into by us; or

     - the number of shares of our common stock or Class A common stock to be issued in connection with the acquisition is or will be upon issuance equal to or more than 15% of the number of shares of our common stock and Class A common stock outstanding on the date that a definitive agreement providing for the acquisition or issuance is entered into by us.

     The amendment will also require stockholder approval in connection with a transaction, other than a public offering, involving the sale, issuance or potential issuance by us of our common stock or Class A common stock (or securities convertible into or exercisable for our common stock or Class A common stock) at a price less than the greater of book or market value which, together with sales by our officers, directors or substantial shareholders as part of or in connection with the same transaction, equals 15% or more of our common stock and Class A common stock or 15% or more of the voting power of our common stock and Class A common stock outstanding on the date that a definitive agreement providing for the transaction is entered into by us.

     The board of directors believes that this amendment to our certificate of incorporation is in the best interests of our company and stockholders and recommends that stockholders vote FOR this proposal.

          PROPOSAL 5 -- RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The board of directors, on the recommendation of the audit committee, has selected the firm of PricewaterhouseCoopers LLP as our independent public accountants for the year ending December 31, 2003. Although stockholder approval of the board of directors' selection of PricewaterhouseCoopers LLP is not required by law, the board of directors believes that it is advisable to give stockholders an opportunity to ratify this appointment. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP as our independent public accountants, the board of directors will reconsider the matter.

     The board of directors recommends a vote "FOR" the ratification of the selection of PricewaterhouseCoopers LLP as our independent public accountants.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions from stockholders.

CHANGE IN INDEPENDENT PUBLIC ACCOUNTANTS

     On June 27, 2002, our board of directors and our audit committee dismissed Arthur Andersen LLP as our independent auditors and engaged PricewaterhouseCoopers LLP to serve as our independent auditors for the fiscal year ending December 31, 2002, effective June 27, 2002. Arthur Andersen LLP's audit report on our consolidated financial statements for each of the fiscal years ended December 31, 2000 and 2001, respectively, contained an explanatory paragraph regarding our ability to continue as a going concern. Except as stated above, Arthur Andersen LLP's reports on our consolidated financial statements for each of the fiscal years ended December 31, 2000 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the fiscal years ended December 31, 2000 and 2001 and through June 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen LLP's satisfaction, would have caused them to make reference to the subject matter in conjunction with their report on our consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     We requested Arthur Andersen LLP to furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of that letter, dated June 28, 2002, was included with our current report on Form 8-K, filed with the Securities and Exchange Commission on June 27, 2002.

     Prior to their engagement, neither we, nor anyone acting on our behalf, consulted PricewaterhouseCoopers LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

INDEPENDENT AUDITORS FEES

     Aggregate fees of PricewaterhouseCoopers LLP for professional services rendered to us for the year ended December 31, 2002 were:

Audit.................................  $541,061
Audit-related.........................    58,000
Tax...................................    52,500
All other.............................        --
                                        --------
Total.................................  $651,561
                                        ========

     The audit fees were for professional services rendered for the audits of our consolidated financial statements and for reviews of our consolidated financial statements included in our quarterly reports on Form 10-Q for the quarters ended June 30, 2002 and September 30, 2002. The audit-related fees were for assurance and related services related to the audit of our 401(k) plans. The tax fees were for services related to tax compliance, including the review and preparation of tax returns and consultations relating to tax planning and tax advice.

     The audit committee authorized our management to incur fees for non-audit services, including audits of benefit plans, assistance with Securities and Exchange Commission filings and tax preparation and planning consultations not to exceed, in the aggregate, 50% of annual audit fees. The audit committee further delegated authority to its chairman to approve fees in excess of the 50% limitation and to approve fees for non-audit services not specifically listed above.

                 STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

     Any proposal that a stockholder intends to present at the 2004 annual meeting of stockholders must be submitted to our corporate secretary at our offices, 1800 West Park Drive, Suite 250, Westborough, Massachusetts 01581, no later than January 10, 2004 in order to be considered for inclusion in the proxy statement relating to that meeting.

     In addition, our by-laws require that we be given advance notice of stockholder nominations for election to the board of directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders, other than matters included in our proxy statement in accordance with SEC Rule 14a-8. The required notice must be made in writing and received by our corporate secretary at our principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting of stockholders. However, in the event that the annual meeting of stockholders in any year is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year's annual meeting of stockholders, a stockholder's notice must be received no earlier than 90 days prior to such annual meeting and not later than the close of business on the later of (A) the 60th day prior such annual meeting and (B) the 10th day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever occurs first. The date of our 2004 annual meeting of stockholders has not yet been established, but assuming it is held on May 13, 2004, in order to comply with the time periods set forth in our by-laws, appropriate notice for the 2004 annual meeting would need to be provided to our corporate secretary no earlier than February 13, 2004 and no later than March 14, 2004.

                                 OTHER MATTERS

     The board of directors knows of no other business which will be presented for consideration at the annual meeting other than that described above. However, if any other business should come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

     We will bear the costs of soliciting proxies. In addition to solicitation by mail, our directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. We have retained MacKenzie Partners, Inc., a proxy solicitation firm, for assistance in connection with the annual meeting for a fee of approximately $8,000 plus expenses. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY.

                                          By order of the board of directors,

                                          PATRICIA A. GRAY,
                                          Secretary

May 9, 2003
Westborough, Massachusetts

                                                                      APPENDIX A

                              ARCH WIRELESS, INC.
                 AND CONSOLIDATED SUBSIDIARIES (THE "COMPANY")
                            Audit Committee Charter
--------------------------------------------------------------------------------
AUDIT COMMITTEE MISSION

     The primary mission of the audit committee is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to shareholders and others, the systems of internal controls that management and the board of directors have established and all audit processes.

MEMBERSHIP

     The audit committee shall be comprised of at least three (3) members. All members shall be able to read and understand fundamental financial statements, have knowledge of financial matters sufficient to discharge their responsibilities and be diligent in the exercise of their responsibilities hereunder. At least one member of the audit committee shall have accounting or related financial management expertise, as the board of directors interprets such qualification in its business judgment. Unless otherwise determined by the board of directors (in which case disclosure of such determination shall be made in the Company's filings with the Securities and Exchange Commission ("SEC")), at least one member of the audit committee shall be a "financial expert" (as defined by applicable SEC rules). Unless a chairperson is elected by the board of directors, the committee shall choose a chairperson annually. Only independent directors will serve on the audit committee, except as otherwise permitted under the Sarbanes-Oxley Act of 2002 (the "2002 Act"), and rules promulgated by the Securities and Exchange Commission ("SEC"), and the National Association of Securities Dealers, Inc. and The Nasdaq Stock Market, Inc. (collectively, "Nasdaq"). An independent director is free of relationships that could adversely influence his or her independent judgment as a committee member. An independent director may not be associated with a major vendor to, or customer of, the Company, may not receive payments from the Company other than for board or committee service or reimbursement of expenses in connection with such service or otherwise be considered an "affiliated person" of the Company under the 2002 Act and shall otherwise meet the definition of independent director under the 2002 Act and applicable law, and rules, regulations and standards promulgated by the SEC and Nasdaq.

GENERAL RESPONSIBILITIES

     1. The audit committee shall assist the board of directors in fulfilling their responsibilities to shareholders concerning the Company's accounting and reporting practices, and shall facilitate open communication among the internal auditors and other Company management, the independent accountant and the board of directors.

     2. The audit committee shall keep a record of its meetings and provide reports of such meetings and its activities to the full board of directors and may make appropriate recommendations.

     3. The audit committee is authorized to engage independent counsel and other advisers, as it determines necessary to carry out its duties, and determine the appropriate funding therefor to be provided by the Company without further action from the board of directors. The audit committee shall have complete and unrestricted access to Company management and other employees, and such of the Company's books and records, as it determines necessary to fulfill its responsibilities hereunder and under applicable laws and listing standards.

     4. The audit committee has the power to conduct or authorize investigations into matters within the committee's scope of responsibilities. The committee is authorized to retain independent counsel, accountants or other advisers to assist in an investigation.

     5. The audit committee shall meet at least four times each year, unless otherwise determined by the committee, and more frequently if circumstances make that preferable. The committee shall prepare a schedule of its meetings, and agendas therefor, at least annually. The audit committee chairman is authorized to convene a committee meeting whenever he or she deems it necessary. An audit committee member should not vote on any matter in which he or she is not independent. The committee may ask members of management or others to attend the meeting and is authorized to receive all pertinent information from management. The actions of the committee shall be governed by the Delaware General Corporation Law and the Company's charter and bylaws.

     6. The audit committee shall perform the functions indicated in the charter and such other functions and carry out such other responsibilities as may be required under the Company's charter or bylaws, applicable laws and listing standards, or as requested by the Board of Directors not otherwise set forth herein, including, without limitation, the following:

          6.1 The audit committee shall establish procedures as appropriate or required for: (A) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (B) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

          6.2 Prior to engaging the auditor for such services, the audit committee shall be responsible for reviewing and approving any of the following services proposed to be performed by the Company's auditors: (A) all auditing services (including comfort letters in connection with any underwriting), and (B) all non-audit services, including tax services, permitted under the 2002 Act. The audit committee may delegate this responsibility to one or more of its members. The audit committee will cause the Company to disclose its approval of any such non-audit services in the Company's periodic report filed with the SEC if and when determined required or appropriate.

     7. The audit committee shall discharge its responsibilities, and shall assess information provided by the Company's management and the outside auditor and advisers, in accordance with its business judgment. In exercising its business judgment, the audit committee may rely on the information and advice provided by the Company and the outside auditor and advisers.

     8. The audit committee shall be responsible for reviewing and approving any related party transactions as may be defined from time to time under applicable listing standards, SEC rules or otherwise defined by the board of directors, except to the extent delegated to another committee of the board.

     9. Prior to the Company's issuance of any earnings release, the audit committee shall review and approve such release.

     10. The audit committee shall review all audits, examinations and comment letters of all regulatory agencies and third parties delivered to the Company.

     11. The audit committee shall be responsible for ensuring, or, upon appointment of any other committee of the Board charged with such responsibility, coordinating with such committee to ensure, that the Company has an effective system for monitoring compliance with applicable laws, regulations and listing standards pertaining to financial reporting and audit functions.

RESPONSIBILITIES FOR ENGAGING INDEPENDENT ACCOUNTANTS

     1. The audit committee shall be directly responsible for the appointment, compensation and oversight of the work of any public accounting firm employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such registered public accounting firm shall report directly to the audit committee. The audit committee, in its sole discretion, may determine to recommend to the board of directors that the selection of the outside auditor be proposed for ratification by shareholders in any proxy statement. The audit committee shall determine the appropriate funding to be provided by the Company without further action from the board of directors for payment of compensation to the registered public accounting firm employed by the Company for the purpose of rendering or issuing an audit report. The audit committee shall take appropriate actions to oversee the independence of the independent accountant selected as auditor, including a review of all services provided by the independent accountant and the fees paid for them at least annually. The committee shall also ensure that they receive from such outside auditor the written disclosures and letter from the outside auditor required by Independence Standards Board Standard No. 1. The audit committee shall actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and take appropriate action to ensure the outside auditor is independent. Without limiting the foregoing, the committee shall obtain and review any reports on the auditor issued by the Public Company Accounting Oversight Board pursuant to the 2002 Act annually, if and when such reports are issued.

     2. The audit committee shall consider, in consultation with the independent accountant and such of the Company's management as the audit committee requests, the audit scope and procedural plans for the audit made by the internal auditors and the independent accountant.

     3. The audit committee shall take appropriate actions to coordinate the activities of the internal auditor and the independent accountant. The purpose of coordinating these efforts is to maximize coverage, reduce redundancy and use audit resources effectively.

RESPONSIBILITIES FOR REVIEWING INTERNAL AUDITS, THE ANNUAL EXTERNAL AUDIT, QUARTERLY AND ANNUAL FINANCIAL STATEMENTS, AND OTHER PUBLIC DOCUMENTS

     1. The audit committee shall ascertain that the independent accountant views the audit committee as its client, that it shall be available to the audit committee and the full board of directors at least annually and that it shall provide the committee with a timely analysis of significant financial reporting issues.

     2. The audit committee shall periodically ask management, the internal auditor and the independent accountant about significant risks and exposures and shall assess management's steps to minimize them.

     3. The audit committee shall take appropriate actions to oversee and shall periodically evaluate, the independence of the internal auditor. Without limiting the foregoing, the audit committee shall review and, prior to any such action by the Company, approve, any proposed personnel related action to hire, dismiss or perform any annual or other formal evaluation of the performance, of the Director of Internal Audit.

     4. The audit committee shall review the following with the independent accountant and the internal auditor periodically and at least once a year:

          4.1 The adequacy of the Company's internal controls, including computerized information system controls and security, and any fraud involving management or other employees having a significant role in the Company's internal controls.

          4.2 Any significant findings and recommendations made by the independent accountant or internal auditor, together with management's responses to them.

          4.3  Any deficiencies in disclosure controls and procedures.

     5. The audit committee shall consider and review with management and the internal auditor periodically and at least once a year:

          5.1 Any significant findings and recommendations made by the internal auditor during the year and management's response to them. 5.2 Any difficulties the internal auditor encountered while conducting audits, including any restrictions on the scope of their work or access to required information.

          5.3 The planned scope of management's internal audit plan that the audit committee thinks advisable.

          5.4  The Internal Audit Department charter.

          5.5  The Internal Audit budget and staffing.

     6. Following each SAS 71/100 and quarterly financial statement review, the audit committee shall review the Company's financial statements and related footnotes with management and the independent accountant.

     7. After the annual financial statement audit is completed, the audit committee shall review the following with management and the independent accountant.

          7.1 The Company's annual financial statements and related footnotes. The audit committee shall determine, based on its review and discussions referred to in this section, whether it recommends to the board of directors that the audited financial statements be included in the Company's annual report on Form 10-K for the last fiscal year for filing with the SEC.

          7.2 The independent accountant's audit of and report on the financial statements.

          7.3 Any serious difficulties or disputes with management encountered during the course of the audit.

          7.4 Anything else about the audit procedures or findings that AICPA SAS 61 or GAAS requires the auditors to discuss with the committee or that the audit committee in its business judgment deems relevant.

     8. After each SAS 71/100 and quarterly financial review and each annual financial statement audit is completed, the audit committee shall review the following with management and the independent accountant:

          8.1 Critical accounting policies and practices used, alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatments preferred by the auditor, and other material written communications between the auditor and management, such as any management letter or schedule of unadjusted differences.

          8.2 The auditor's qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosures and how aggressive (or conservative) the accounting principles and underlying estimates are, together with the auditor's explanation of complex or judgmental accounting entries.

          8.3 Prior to the deadline for filing the Company's periodic reports with the SEC, the audit committee shall review with the Chief Executive Officer and the Chief Financial Officer their evaluation of the effectiveness of the Company's disclosure controls and procedures, and internal controls and procedures for financial reporting as required or appropriate.

     9. The audit committee shall review annual filings with the SEC and other published documents containing the Company's financial statements and shall consider whether the information in the filings is consistent with the information in the financial statements.

     10. The audit committee shall review the interim financial reports with management, the independent accountant before those interim reports are released to the public or filed with the SEC or other regulators.

     11. The audit committee shall prepare a report for inclusion in the proxy statement relating to the annual meeting of stockholders at which directors are to be elected that describes the committee's composition and other matters required under item 306 of regulation S-K or any other rules and regulations of the SEC or Nasdaq or other laws applicable to financial statement reporting or the audit committee.

PERIODIC RESPONSIBILITIES

     1.  Review and update the audit committee's charter annually.

     2. Perform an assessment of the audit committee's performance of its responsibilities hereunder at least annually in coordination with any committee appointed by the Board charged with the responsibility for conducting and/or monitoring Board and Board committee evaluations.

     3. Meet with the internal auditor, the independent accountant and management in separate executive sessions to discuss any matters the audit committee or these groups believe should be discussed privately with the audit committee.

                                                                      APPENDIX B

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated this 6th day of May, 2003, pursuant to
Section 251 of the General Corporation Law of the State of Delaware, between Arch 382 Corporation, a Delaware corporation having its principal place of business at 1800 West Park Drive, Suite 250, Westborough, Massachusetts 01581 (the "Subsidiary"), and Arch Wireless, Inc., a Delaware corporation having its principal place of business at 1800 West Park Drive, Suite 250, Westborough, Massachusetts 01581 (the "Surviving Corporation").

                              W I T N E S S E T H:

     WHEREAS, the Subsidiary is a corporation duly organized and existing under the laws of the State of Delaware and is authorized to issue 1,000 shares of common stock, $.001 par value per share ("Subsidiary Shares"), of which 100 shares are issued and outstanding as of the date hereof;

     WHEREAS, the Surviving Corporation is a corporation duly organized and existing under the laws of the State of Delaware and is authorized to issue 50,000,000 shares of common stock, $.001 par value per share ("Common Shares"), of which 18,731,031 shares are issued and outstanding and 1,268,969 shares are reserved for issuance as of the date hereof;

     WHEREAS, the Subsidiary desires to merge itself into the Surviving Corporation;

     WHEREAS, the Surviving Corporation desires that the Subsidiary be merged into itself; and

     WHEREAS, the Boards of Directors of the Subsidiary and the Surviving Corporation have adopted resolutions approving and declaring the advisability of this Agreement and Plan of Merger.

     NOW THEREFORE, in consideration of the foregoing premises and the undertakings herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1. Merger. The Subsidiary shall be merged with and into the Surviving Corporation pursuant to Section 251 of the General Corporation Law of the State of Delaware. The Surviving Corporation shall survive the merger herein contemplated and shall continue to be governed by the laws of the State of Delaware. The separate corporate existence of the Subsidiary shall cease forthwith upon the Effective Date (as defined below). The merger of the Subsidiary into the Surviving Corporation shall herein be referred to as the "Merger."

          2. Effective Date. The Merger shall be effective upon the filing of this Agreement and Plan of Merger or a Certificate of Merger with the Secretary of State of the State of Delaware, which filing shall be made as soon as practicable after (i) the execution of this Agreement and Plan of Merger, (ii) all required stockholder approvals have been obtained and
     (iii) all required consents from holders of 10% Senior Subordinated Secured Notes due 2007 and 12% Subordinated Secured Compounding Notes due 2009 of Arch Wireless Holdings, Inc., a wholly owned subsidiary of the surviving Corporation. The time of such effectiveness shall herein be referred to as the "Effective Date."

          3. Capital Stock of the Subsidiary. On the Effective Date, by virtue of the Merger and without any action on the part of the holders thereof, each Subsidiary Share issued and outstanding immediately prior thereto shall be cancelled without payment of any consideration therefor.

          4. Capital Stock of the Surviving Corporation. On the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each Common Share issued and outstanding immediately prior thereto shall be converted into and represent the right to receive one (1) fully paid and non-assessable share of Class A Common Stock, par value $.0001 per share, of the Surviving Corporation (each, a "Merger Share" and collectively, the "Merger Shares"). All such Common

     Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled; and from and after the Effective Date each holder of a certificate representing any such Common Shares (a "Certificate") shall cease to have any rights with respect thereto, except the right to receive one (1) Merger Share for each Common Share formerly represented thereby.

          5. Exchange of Shares.

          (a) Prior to the Effective Date, the Surviving Corporation shall appoint an exchange agent (the "Exchange Agent") to effect the issuance of Merger Shares in exchange for Certificates. Promptly following the Effective Date, the Surviving Corporation shall deliver to the Exchange Agent, in trust for the benefit of holders of Certificates, a stock certificate (issued in the name of the Exchange Agent or its nominee) representing the Merger Shares. As soon as practicable after the Effective Date, the Surviving Corporation shall cause the Exchange Agent to send a notice and a transmittal form to each holder of a Certificate advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such Certificate in exchange for the Merger Shares issuable pursuant to Section 4. Each holder of a Certificate, upon proper surrender thereof to the Exchange Agent in accordance with the instructions in such notice, shall be entitled to receive in exchange therefor the Merger Shares issuable pursuant to Section 4. Until properly surrendered, each such Certificate shall be deemed for all purposes to evidence only the right to receive the Merger Shares issuable pursuant to
     Section 4. Holders of Certificates shall not be entitled to receive the Merger Shares to which they would otherwise be entitled until such Certificates are properly surrendered.

          (b) If any Merger Shares are to be issued in the name of a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition to the issuance of such Merger Shares that (i) the Certificate so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers, (ii) such transfer shall be permitted under the provisions of the Restated Certificate of Incorporation of the Surviving Corporation, as amended on the Effective Date, (iii) such transfer shall otherwise be proper, and (iv) the person requesting such transfer shall pay to the Exchange Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither the Exchange Agent nor any other party shall be liable to a former holder of Common Shares for any Merger Shares issuable to such former holder pursuant to Section 4 that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Surviving Corporation shall issue or cause to be issued in exchange for such lost, stolen or destroyed Certificate certificates representing the Merger Shares issuable in exchange therefor pursuant to Section 4. The Board of Directors of the Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to give the Surviving Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

          (d) No dividends or other distributions that are payable to the holders of record of Merger Shares as of a date on or after the Effective Date shall be paid to former holders of Common Shares entitled by reason of the Merger to receive Merger Shares until such holders surrender their Certificates for the Merger Shares. Following surrender of any such Certificate, there shall be paid to the holder of the certificate representing the Merger Shares issued in connection therewith, without interest, (i) at the time of such surrender, the proportionate amount of any dividends or other distributions with a record date after the Effective Date theretofore paid with respect to such Merger Shares, and (ii) at the appropriate payment date, the proportionate amount of any dividends or other distributions with a record date after the Effective Date but prior to such surrender and a payment date subsequent to such surrender payable with respect to such Merger Shares.

          6. No Further Rights. From and after the Effective Date, no Common Shares shall be deemed to be outstanding, and holders of Certificates shall cease to have any rights with respect thereto, except as provided herein or by law.

          7. Closing of Transfer Books. At the Effective Date, the stock transfer books of the Surviving Corporation shall be closed and no transfer of Common Shares shall thereafter be made. If, after the Effective Date, Certificates are presented to the Surviving Corporation or the Exchange Agent, they shall be cancelled and exchanged for Merger Shares in accordance with Sections 4 and 5 hereof.

          8. Succession. On the Effective Date, the Surviving Corporation shall succeed to all of the rights, privileges, debts, liabilities, powers and property of the Subsidiary in the manner of and as more fully set forth in
     Section 259 of the General Corporation Law of the State of Delaware. Without limiting the foregoing, upon the Effective Date, all property, rights, privileges, franchises, patents, trademarks, licenses, registrations, and other assets of every kind and description of the Subsidiary shall be transferred to, vested in and devolved upon the Surviving Corporation without further act or deed and all property, rights, and every other interest of the Subsidiary and the Surviving Corporation shall be as effectively the property of the Surviving Corporation as they were of the Subsidiary and the Surviving Corporation, respectively. All rights of creditors of the Subsidiary and all liens upon any property of the Subsidiary shall be preserved unimpaired, and all debts, liabilities and duties of the Subsidiary shall attach to the Surviving Corporation as though it had been the party thereto in lieu of the Subsidiary and may be enforced against the Surviving Corporation to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

          9. Certificate of Incorporation and By-Laws. The Restated Certificate of Incorporation of the Surviving Corporation in effect on the Effective Date shall be amended by deleting Article FOURTH thereof in its entirety and inserting in lieu thereof the text set forth on Exhibit A attached hereto and, as so amended, shall continue to be the Restated Certificate of Incorporation of the Surviving Corporation until further amended in accordance with the provisions thereof and applicable law. The By-Laws of the Surviving Corporation in effect on the Effective Date shall be the By-Laws of the Surviving Corporation until amended in accordance with the provisions thereof and applicable law.

          10. Directors and Officers. The members of the Board of Directors and the officers of the Surviving Corporation on the Effective Date shall continue in office until the expiration of their respective terms of office and until their successors have been elected and qualified.

          11. Further Assurances. From time to time, as and when required by the Surviving Corporation or by its successors and assigns, there shall be executed and delivered on behalf of the Subsidiary such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest or perfect in or to confirm of record or otherwise in the Surviving Corporation the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of the Subsidiary, and otherwise to carry out the purposes of this Agreement and Plan of Merger, and the officers and directors of the Subsidiary are fully authorized in the name and on behalf of the Subsidiary or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

          12. Abandonment. At any time prior to the Effective Date, this Agreement and Plan of Merger may be terminated and the Merger may be abandoned by the Board of Directors of either the Subsidiary or the Surviving Corporation or both, notwithstanding approval of this Agreement and Plan of Merger by the stockholders of the Subsidiary or the Surviving Corporation.

          13. Amendment. This Agreement and Plan of Merger may be amended by the Boards of Directors of the Subsidiary and the Surviving Corporation at any time before or after approval of the matters presented in connection with the Merger by the stockholders of either party, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approvals.

          14. Governing Law. This Agreement and Plan of Merger and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Delaware.

          15. Counterparts. In order to facilitate the filing and recording of this Agreement and Plan of Merger, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, each of the Subsidiary and the Surviving Corporation has caused this Agreement and Plan of Merger to be executed and attested on its behalf by its officers thereunto duly authorized, as of the date first above written.




                                          ARCH WIRELESS, INC.




                                          By:     /s/ GERALD J. CIMMINO
                                            ------------------------------------
                                              Name: Gerald J. Cimmino
                                              Title:   Vice President and
                                              Treasurer


ATTEST:


       /s/ PATRICIA A. GRAY
--------------------------------------
Name: Patricia A. Gray
Title:   Secretary




                                          ARCH 382 CORPORATION




                                          By:     /s/ GERALD J. CIMMINO
                                            ------------------------------------
                                              Name: Gerald J. Cimmino
                                              Title:   Vice President and
                                              Treasurer


ATTEST:


       /s/ PATRICIA A. GRAY
--------------------------------------
Name: Patricia A. Gray
Title:   Secretary

                                                                       EXHIBIT A

                                [SEE APPENDIX C]

                                                                      APPENDIX C

             AMENDED ARTICLE FOURTH OF CERTIFICATE OF INCORPORATION

FOURTH:

     1. Capital Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 100,000,000 shares, of which 50,000,000 shares shall be shares of Common Stock, $.001 par value per share ("Common Stock"), and 50,000,000 shares shall be shares of Class A Common Stock, $.0001 par value per share ("Class A Common Stock").

     Except as otherwise set forth below in Section 2 of this Article FOURTH, the powers, rights, preferences, limitations and restrictions of the Common Stock and the Class A Common Stock shall be identical in all respects. Except as otherwise provided by law, the holders of outstanding shares of Common Stock and the holders of outstanding shares of Class A Common Stock, voting together as a single class, shall possess the voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock and each holder of record of shares of Class A Common Stock being entitled to one vote for each share of Common Stock or Class A Common Stock, respectively, standing in its name on the books of the Corporation.

     2. Restrictions on Class A Common Stock. In order to preserve the Tax Benefits to which the Corporation is entitled pursuant to the Internal Revenue Code of 1986, as amended, or any successor statute (collectively, the "Code") and the Treasury Regulations thereunder, the Class A Common Stock shall be subject to the following restrictions:

          A.  Definitions.

          As used in this Article FOURTH, the following capitalized terms have the following meanings when used herein with initial capital letters and not otherwise defined herein (and any references to any portions of Treasury Regulations sec.1.382-2T and sec.1.382-4(d) shall include any amendments thereto and any successor provisions):

             (1) "40% Ownership Change" means an ownership change of the Corporation, as defined in Section 382, determined by substituting "40 percentage points" for "50 percentage points" in Section 382(g)(1) and Treasury Regulations sec.1.382-2T(a)(1).

             (2) "42% Ownership Change" means an ownership change of the Corporation, as defined in Section 382, determined by substituting "42 percentage points" for "50 percentage points" in Section 382(g)(1) and Treasury Regulations sec.1.382-2T(a)(1).

             (3) "Agent" means any agent designated by the Board of Directors of the Corporation pursuant to Section 2.C(2) of this Article FOURTH.

             (4) "Corporation Securities" means (i) shares of Common Stock, (ii) shares of Class A Common Stock and (iii) any other interest that is treated as "stock" of the Corporation pursuant to Treasury Regulations sec.1.382-2T(f)(18).

             (5) "Excess Securities" mean any Class A Common Stock which is the subject of a Prohibited Transfer.

             (6) "Fair Market Value" shall mean, with respect to Class A Common Stock on any specified date, the value thereof (i) calculated on the basis of the closing market price for the Class A Common Stock on the date prior to making such calculation, or (ii) if the Class A Common Stock is not listed or admitted to trading on any stock exchange but is traded in the over-the-counter market, calculated based upon the average of the highest bid and lowest asked prices, as such prices are reported by the National Association of Securities Dealers, Inc. on the date prior to making such calculation or, if none, on the last preceding day prior to making such calculation for which such quotations exist, or
        (iii) if the Class A Common Stock is neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, as determined in good faith by the Board of Directors based upon the advice of an independent investment banking firm or independent financial advisor.

             (7) "Five-Percent Shareholder" means a Person or group of Persons that is a "5-percent shareholder" of the Corporation pursuant to Treasury Regulations sec.1.382-2T(g).

             (8) "Mandatory Conversion Date" means the date on which the transfer agent for the Class A Common Stock receives a written determination by the Board of Directors of the Corporation that the Restriction Release Date has occurred.

             (9) "Percentage Stock Ownership" means a percentage stock ownership interest as determined in accordance with Treasury Regulations sec.1.382-2T(g), (h), (j) and (k).

             (10) "Permitted Transfer" means a Transfer of Class A Common Stock
        (i) after the Restriction Release Date or (ii) pursuant to any (I) merger, consolidation or similar transaction approved in advance by the Board of Directors of the Corporation or (II) tender or exchange offer made pursuant to the applicable rules and regulations of the Securities Exchange Act of 1934, as amended, for any and all outstanding Class A Common Stock in which a majority of the outstanding Class A Common Stock has been validly tendered and not withdrawn and in which offer the offeror or an affiliate thereof has committed to consummate a merger with the Corporation in which all of the Class A Common Stock not so acquired in such offer is (subject to any applicable appraisal rights) converted into the same type and amount of consideration paid for Class A Common Stock accepted in such tender or exchange offer.

             (11) "Person" means any individual, trust, estate, partnership, association, company, firm, corporation or other legal entity, and includes any successor (by merger or otherwise) of such entity.

             (12) "Prohibited Distribution" means any dividends or other distributions received by a Purported Transferee in respect of Excess Securities.

             (13) "Prohibited Transfer" means any purported Transfer of Class A Common Stock to the extent that such Transfer is prohibited and/or void under Section 2.B of this Article FOURTH.

             (14) "Publicly Announced Issuance" means the issuance of Corporation Securities (or options to purchase Corporation Securities) by the Corporation in a transaction that has been approved by the Board of Directors of the Corporation and that has been publicly announced in a press release or any filing made with the Securities and Exchange Commission.

             (15) "Purported Transferee" means any purported transferee of a Prohibited Transfer.

             (16) "Restriction Date" means the date on which (i) the transfer agent for the Class A Common Stock receives a written determination by the Board of Directors of the Corporation that there has occurred, or that there will occur as a result of a Publicly Announced Issuance, a 40% Ownership Change, (ii) the Board of Directors of the Corporation makes a public announcement of such determination and (iii) the Corporation files a Current Report on Form 8-K (or any successor form) with the Securities and Exchange Commission including such public announcement. In making such determination, the Corporation shall first obtain an opinion from independent counsel that it is reasonably likely that there has occurred, or that there will occur as a result of a Publicly Announced Issuance, a 40% Ownership Change. In making such determination, the Corporation's independent counsel may rely on (i) any Transfer Notice provided pursuant to this Article FOURTH, (ii) the existence and absence of filings of Schedules 13D and 13G (or any similar filings with the Securities and Exchange Commission disclosing ownership of Corporation Securities), (iii) any stock transfer records provided by the Corporation's transfer agent, Depository Trust Company or any similar depository or nominee, and (iv) any other certificates delivered by the Corporation, its transfer agent or its shareholders that independent counsel may reasonably require as a condition to providing its opinion.

             (17) "Restriction Release Date" means the earlier of (i) the repeal, amendment or modification of Section 382 in such a way as to render the restrictions imposed by Section 382 no longer applicable to the Corporation or (ii) the date on which the limitation amount imposed by Section 382 in the event of an ownership change of the Corporation, as defined in Section 382, would not be less than the net operating loss carryforward and net unrealized built-in loss of the Corporation and any direct or indirect subsidiary thereof.

             (18) "Section 382" means Section 382 of the Code and any comparable successor provision.

             (19) "Tax Benefits" means the net operating losses, net operating loss carryovers, capital losses, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as, without duplication, any loss or deduction attributable to a "net unrealized built-in loss" within the meaning of Section 382, of the Corporation or any direct or indirect subsidiary thereof.

             (20) "Transfer" means, any sale, transfer, assignment, conveyance, or other disposition, including without limitation by merger, operation of law, bequest or pursuant to any domestic relations order, other than a sale, transfer, assignment, conveyance, or other disposition by or to the Corporation.

             (21) "Transfer Notice" means the notice required by Section 2.B(6) of this Article FOURTH.

          B.  5% Ownership Limit.

             (1) Except as provided in Section 2.B(2) of this Article FOURTH, any Transfer of Class A Common Stock on or after the Restriction Date but before the Restriction Release Date shall be prohibited and void ab initio (A) if the transferor is a Five-Percent Shareholder or (B) to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (i) any Person or group of Persons would become a Five-Percent Shareholder or (ii) the Percentage Stock Ownership in the Corporation of any Five-Percent Shareholder would be increased.

             (2) A Transfer of Class A Common Stock described in Section 2.B(1) of this Article FOURTH shall not be prohibited and void ab initio if (A) such Transfer is a Permitted Transfer or (B) prior to such Transfer the transferor or the purported transferee has provided the Transfer Notice as required by Section 2.B(6) of this Article FOURTH and the Board of Directors of the Corporation determines in good faith upon the request of the transferor or purported transferee that (i) such Transfer would not result in a 42% Ownership Change or (ii) for purposes of Section 382, (x) the number of percentage points by which, immediately after such Transfer, the percentage of Corporation Securities owned by one or more Five Percent Shareholders exceeds the lowest percentage of Corporation Securities owned by such shareholders at any time during the three years prior to such Transfer (but after May 29, 2002) would not exceed (y) the number of percentage points by which, immediately prior to such Transfer, the percentage of Corporation Securities owned by one or more Five Percent Shareholders exceeded the lowest percentage of Corporation Securities owned by such shareholders at any time during the three years prior to such Transfer (but after May 29, 2002).

             (3) As a condition to making its determination under clause (i) or
        (ii) of Section 2.B(2)(B) of this Article FOURTH, the Board of Directors of the Corporation may, in its discretion, require (at the expense of the transferor and/or purported transferee) an opinion of reputable counsel that such Transfer satisfies the conditions set forth in either clause (i) or (ii) of Section 2.B(2)(B) of this Article FOURTH; provided, however, that if the Board of Directors of the Corporation requires such opinion such counsel may rely on (i) any Transfer Notice provided pursuant to this Article FOURTH, (ii) the existence and absence of filings of Schedules 13D and 13G (or any similar filings with the Securities and Exchange Commission disclosing ownership of Corporation Securities), (iii) any stock transfer records provided by the Corporation's transfer agent, Depository Trust Company or any similar depository or nominee, and (iv) any other certificates delivered by the Corporation, its transfer agent or its shareholders that such counsel may reasonably require as a condition to providing its opinion and the Corporation will use reasonable efforts to make or cause to make such items available to such counsel. The transferor and purported transferee shall deliver to the Corporation such certificates as the Board of Directors of the Corporation may reasonably require as a condition to making such determination.

             (4) The issuance or Transfer, on or after the Restriction Date but before the Restriction Release Date, of an option within the meaning of Treasury Regulations sec.1.382-4(d)(9) (other than the issuance of an option by or to the Corporation) to purchase Class A Common Stock shall be prohibited and void ab initio if the exercise of such option on the date of such issuance or Transfer would result in a Prohibited Transfer, unless prior to such issuance or Transfer (A) the transferor or the purported transferee has provided the Transfer Notice as required by
        Section 2.B(6) of this Article FOURTH and (B) the Board of Directors of the Corporation determines in good faith upon the request of the transferor or purported transferee that the Transfer of Class A Common Stock upon the exercise of such option would satisfy the conditions set forth in either clause (i) or (ii) of Section 2.B(2)(B) of this Article FOURTH.

             (5) Notwithstanding any provision of this Article FOURTH to the contrary, any Transfer of Class A Common Stock (other than a Permitted Transfer) shall be prohibited and void ab initio to the extent such Transfer would result in a 42% Ownership Change, and any issuance or Transfer, before the Restriction Release Date, of an option within the meaning of Treasury Regulations sec.1.382-4(d)(9) (other than the issuance of an option by or to the Corporation) to purchase Class A Common Stock shall be prohibited and void ab initio to the extent the exercise of such option on the date of such issuance or Transfer would result in a 42% Ownership Change.

             (6) Written notice of any Transfer of Class A Common Stock (other than a Permitted Transfer) shall be provided by the transferor or purported transferee to the Secretary of the Corporation if (i) the transferor is a Five-Percent Shareholder or (ii) as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (I) any Person or group of Persons would become a Five-Percent Shareholder or (II) the Percentage Stock Ownership in the Corporation of any Five-Percent Shareholder would be increased. Written notice of the issuance or Transfer, before the Restriction Release Date, of an option within the meaning of Treasury Regulations sec.1.382-4(d)(9) to purchase Class A Common Stock also shall be provided by the transferor or purported transferee to the Secretary of the Corporation if the exercise of such option on the date of such issuance or Transfer would result in a Transfer of Class A Common Stock for which notice is required pursuant to the preceding sentence. In the case of an issuance or Transfer prior to the Restriction Date, such notice shall be provided no later than the second business day following the date of such issuance or Transfer, and in the case of an issuance or Transfer on or after the Restriction Date, such notice shall be provided at least three business days prior to such issuance or Transfer. Such notice shall set forth the number of shares of Class A Common Stock acquired or to be acquired, the identity of the transferor and purported transferee and the date of the issuance or Transfer. Such notice shall be sent by first class or registered mail (postage prepaid), by overnight courier, or by facsimile transmission or electronic mail meeting the definition of "electronic transmission" in
        Section 232 of the General Corporation Law of the State of Delaware, to any address specifically set forth in the "Investor Relations" section of the Corporation's website as the address to send Transfer Notices or, if no such address is so set forth, to the Corporation's principal executive office. Any such notice meeting the requirements of Section 2.B(6) of this Article FOURTH shall be recognized in the order in which it is received by the Secretary of the Corporation. In the case of a Transfer of Class A Common Stock on or after the Restriction Date or the issuance or Transfer of an option on or after the Restriction Date, within three business days of receiving such notification, the Board of Directors of the Corporation
        (i) shall make a determination whether the Transfer of Class A Common Stock satisfies, or the Transfer of Class A Common Stock upon the exercise of the option would satisfy, the conditions set forth in either clause (i) or (ii) of Section 2.B(2)(B) of this Article FOURTH and (ii) shall provide written notice to the transferor and the purported transferee of such determination. Such notice shall be sent to the transferor and purported transferee by first class or registered mail, postage prepaid, by overnight courier, or given by electronic communication in compliance with the provisions of the General Corporation Law of the State of Delaware. If the Board of Directors of the Corporation does not provide such written notice to the transferor and the purported transferee, an action may be brought in the Court of Chancery in the State of Delaware to determine whether the Transfer satisfies, or the Transfer upon exercise of the option would satisfy, the conditions set forth in either clause (i) or (ii) of Section 2.B(2)(B) of this Article FOURTH. Any notices required by Section 2.B(6) of this Article FOURTH shall be deemed received three days after being sent by first class or registered mail (postage prepaid), the next business day after being sent by overnight courier, or upon transmission if sent by facsimile transmission, electronic mail or electronic communication.

             (7) The Board of Directors of the Corporation may exercise the authority granted by Section 2.B of this Article FOURTH through duly authorized committees of the Board of Directors of the Corporation.

          C.  Treatment of Excess Securities

             (1) No employee or agent of the Corporation shall record any Prohibited Transfer, and the Purported Transferee shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of the Excess Securities. The Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any. Once the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Class A Common Stock shall cease to be Excess Securities.

             (2) If the Board of Directors of the Corporation determines that a purported Transfer of Class A Common Stock constitutes a Prohibited Transfer then, upon written demand by the Corporation, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of purported ownership of the Excess Securities within the Purported Transferee's possession or control, together with any Prohibited Distributions, to an Agent. The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, such Excess Securities in one or more arms'-length transactions (over any stock exchange on which the Class A Common Stock is listed or admitted to trading or in the over-the-counter market or any other recognized public market on which the Class A Common Stock may be traded, if possible, or otherwise privately (but, if sold privately, sold at a purchase price equal to the Fair Market Value of the Excess Securities)). If the Purported Transferee has resold the Excess Securities before receiving the Corporation's demand to surrender the Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 2.C(3) of this Article FOURTH, if the Agent rather than the Purported Transferee had resold the Excess Securities.

             (3) The Agent shall apply any proceeds of a sale by it of Excess Securities, together with any Prohibited Distributions, and, if the Purported Transferee had previously resold the Excess Securities, any amounts received by it from a Purported Transferee, as follows: (x) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; and
        (y) second, all other remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or, in the case of a gift, inheritance or similar Transfer, the Fair Market Value thereof at the time of the Prohibited Transfer to the Purported Transferee); and (z) third, any remaining amounts shall be paid to one or more organizations qualifying under
        Section 501(c)(3) of the Code selected by the Board of Directors of the Corporation. The recourse of any Purported Transferee in respect of any Prohibited Transfer shall be limited to the amount payable to the Purported Transferee pursuant to clause (y) of the immediately preceding sentence. In no event shall the proceeds of any sale of Excess Securities pursuant to Section 2.C of this Article FOURTH inure to the benefit of the Corporation.

             (4) If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty days from the date on which the Corporation makes a demand pursuant to
        Section 2.C(2) of this Article FOURTH, then the Corporation shall have the right to bring an action solely and exclusively in the Court of Chancery in the State of Delaware to compel such surrender, except if said Court of Chancery does not have jurisdiction over the Purported Transferee the Corporation may bring such action in any court that has jurisdiction over the Purported Transferee and the claim hereunder.

             (5) The Corporation shall make the demand described in Section 2.C(2) of this Article FOURTH within forty-five days of the date on which the Board of Directors of the Corporation determines that the Transfer would result in Excess Securities.

          D.  Board Authority

             (1) The Board of Directors of the Corporation shall have the power to determine whether any issuance or Transfer of Class A Common Stock or an option to purchase Class A Common Stock complies with the requirements set forth in Section 2 of this Article FOURTH, including, without limitation, (A) the identification of Five-Percent Shareholders,
        (B) whether a Transfer of Class A Common Stock or the exercise of an option to purchase Class A Common Stock is or would result in a Prohibited Transfer, (C) the Percentage Stock Ownership in the Corporation of any Five-Percent Shareholder, (D) whether an instrument constitutes a Corporation Security, (E) whether an instrument constitutes Class A Common Stock or an option within the meaning of Treasury Regulations sec.1.382-4(d)(9) to purchase Class A Common Stock,
        (F) whether the Restriction Date or the Restriction Release Date has occurred, (G) whether a Transfer would occur pursuant to a Permitted Transfer, (H) whether a Transfer of Class A Common Stock or the Transfer of Class A Common Stock upon the exercise of an option satisfies or would satisfy the conditions set forth in either clause (i) or (ii) of
        Section 2.B(2)(B) of this Article FOURTH, (I) the amount or Fair Market Value due to a Purported Transferee pursuant to clause (y) of Section 2.C(3) of this Article FOURTH, and (J) any other matters which the Board of Directors of the Corporation determines to be relevant; provided, however, that any dispute, claim, or controversy arising out of or relating to any such determination made by the Board of Directors of the Corporation pursuant to this Section 2.D(1) shall be resolved solely and exclusively in an action brought in the Court of Chancery in the State of Delaware, except if said Court of Chancery does not have jurisdiction over the other party to such dispute, claim or controversy the Corporation may bring such action in any Court that has jurisdiction over such other party and the claim hereunder.

             (2) Upon a determination by the Board of Directors of the Corporation that there has been or is threatened a Prohibited Transfer to a Purported Transferee or that there has been or is threatened an issuance or Transfer of an option that is prohibited and/or void under
        Section 2.B(4) of this Article FOURTH, the Board of Directors of the Corporation may take such action in addition to any action required or permitted by Sections 2.B and 2.C of this Article FOURTH as it deems advisable to give effect to the provisions of this Section 2 of

        Article FOURTH, including without limitation, refusing to give effect on the books of the Corporation to such Prohibited Transfer or instituting proceedings to enjoin such Prohibited Transfer.

          E.  Mandatory Conversion

             (1) Upon the Mandatory Conversion Date, each outstanding share of Class A Common Stock shall automatically be converted into one share of Common Stock (subject to appropriate adjustment in the event of any dividend, stock split, combination or similar recapitalization affecting the Class A Common Stock in a manner differently than it affects the Common Stock).

             (2) All holders of record of shares of Class A Common Stock shall be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Class A Common Stock pursuant to Section 2.E of this Article FOURTH. Such notice need not be given in advance of the occurrence of the Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, or given by electronic communication in compliance with the provisions of the General Corporation Law of the State of Delaware, to each record holder of Class A Common Stock. Upon receipt of such notice, each holder of shares of Class A Common Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to Section 2.E of this Article FOURTH. On the Mandatory Conversion Date, subject to Section 2.E(4) of this Article FOURTH, all outstanding shares of Class A Common Stock shall be deemed to have been converted into shares of Common Stock, which shall be deemed to be outstanding of record, and all rights with respect to the Class A Common Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock) will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of whole shares of Common Stock into which such Class A Common Stock has been converted, and payment of any declared but unpaid dividends thereon and payment of cash in lieu of any fractional shares of Common Stock. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Class A Common Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of whole shares of Common Stock issuable on such conversion in accordance with the provisions hereof.

             (3) All certificates evidencing shares of Class A Common Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Class A Common Stock represented thereby converted into Common Stock (and the right to receive a payment of cash in lieu of any fractional shares of Common Stock) for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. Such converted Class A Common Stock may not be reissued, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Class A Common Stock accordingly.

             (4) Notwithstanding any other provision in Section 2.E of this Article FOURTH, each holder of shares of Class A Common Stock converted into shares of Common Stock who would otherwise have been entitled to receive a fraction of a share of Common Stock (after taking into account all shares of Class A Common Stock owned by such holder and the aggregate number of shares of Common Stock into which such shares have been converted) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Common Stock multiplied by the Fair Market Value of the Class A Common Stock on the Mandatory Conversion Date.

          F.  Miscellaneous

             (1) Any provision in this Section 2 of Article FOURTH which is prohibited or unenforceable under Delaware law shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Section 2 of Article FOURTH and of the Corporation's Restated Certificate of Incorporation.

             (2) The Corporation shall use its commercially reasonable efforts to legend all share certificates representing outstanding shares of Class A Common Stock in order to note conspicuously the restrictions on transfers set forth in this Section 2 of Article FOURTH.

             (3) The Corporation may require as a condition to the registration of the transfer of any Class A Common Stock that the purported transferee furnish to the Corporation all information reasonably requested by the Corporation with respect to all of the purported transferee's direct or indirect ownership interests in, or options to acquire, Corporation Securities.

                                                                      APPENDIX D

             NEW ARTICLE THIRTEENTH OF CERTIFICATE OF INCORPORATION

THIRTEENTH:

     Without the approval of a majority of the total voting power of all votes cast on the proposal at a meeting duly held at which a quorum is present, or the written consent of a majority of the outstanding shares of Class A Common Stock and Common Stock (acting together as a single class), the Corporation shall not issue any shares of Class A Common Stock or Common Stock (collectively, "Corporation Stock"), or securities exchangeable or exercisable for or convertible into Corporation Stock, in the circumstances set forth in Sections 1 and 2 of this Article THIRTEENTH.

     1. In connection with the acquisition of the stock or assets of another company if:

          (A) the Corporation Stock (or securities exchangeable or exercisable for or convertible into Corporation Stock) to be issued pursuant to such acquisition have or will have upon issuance voting power equal to or in excess of 15% of the voting power of the Corporation Stock outstanding on the date that a definitive agreement providing for such acquisition or issuance is entered into by the Corporation; or

          (B) the number of shares of Corporation Stock to be issued pursuant to such acquisition is or will be upon issuance equal to or in excess of 15% of the number of shares of Corporation Stock outstanding on the date that a definitive agreement providing for such acquisition or issuance is entered into by the Corporation; or

     2. In connection with a transaction, other than a public offering, involving the sale, issuance or potential issuance by the Corporation of Corporation Stock (or securities exchangeable or exercisable for or convertible into Corporation Stock) at a price less than the greater of book value (as determined at the most recently completed fiscal quarter in accordance with generally accepted accounting principles) ("Book Value") or Fair Market Value (as defined below) of such securities which, together with any sales by officers, directors or Substantial Shareholders (as defined below) as part of or in connection with the same transaction, equals 15% or more of the Corporation Stock, or 15% or more of the voting power of the Corporation Stock, outstanding on the date that a definitive agreement providing for such transaction is entered into by the Corporation.

     For purposes of this Article THIRTEENTH:

          (1) Only shares actually issued and outstanding (excluding treasury shares or shares held by a subsidiary) are to be used in making any calculation provided for in this Article THIRTEENTH. Unissued shares reserved for issuance upon conversion of Corporation Stock or upon exercise of options or warrants will not be regarded as outstanding.

          (2) "Fair Market Value" shall mean, with respect to any security on any specified date, the value thereof (i) if such security is listed or admitted to trading on any stock exchange, calculated on the basis of the closing market price for such security on the date prior to making such calculation, or (ii) if such security is not listed or admitted to trading on any stock exchange but is traded in the over-the-counter market, calculated based upon the average of the highest bid and lowest asked prices, as such prices are reported by the National Association of Securities Dealers, Inc. on the date prior to making such calculation or, if none, on the last preceding day prior to making such calculation for which such quotations exist, or (iii) if such security is neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, as determined in good faith by the Board of Directors.

          (3) "Substantial Shareholder" shall mean any beneficial owner of 5% or more of the outstanding Corporation Stock that has made a filing with the Securities and Exchange Commission disclosing such beneficial ownership and that has not subsequently made another filing with the Securities and

     Exchange Commission, or informed the Corporation in writing, to the effect that its beneficial ownership level is less than 5% of the outstanding Corporation Stock.

     Notwithstanding any other provision hereof, no approval shall be required under this Article THIRTEENTH for any mandatory conversion of Class A Common Stock into Common Stock pursuant to Section 2.E of Article FOURTH.

                                    APPENDIX
  [This appendix to the proxy statement is not a part of the proxy statement and will not be included in the proxy materials distributed to stockholders]

                               ARCH WIRELESS, INC.

                            2002 STOCK INCENTIVE PLAN

1.       Purpose

         The purpose of this 2002 Stock Incentive Plan (the "Plan") of Arch Wireless, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the "Board").

2.       Eligibility

         All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options, restricted stock awards or other stock based awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant".

3.       Administration and Delegation

         (a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

         (b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board to the extent that the Board's powers or authority under the Plan have been delegated to such Committee.

4.       Stock Available for Awards

         (a) Number of Shares. Subject to adjustment under Section 8, Awards may be made under the Plan for up to 950,000 shares of common stock, $.001 par value per share, of the Company (the "Common Stock"). If any Option (as hereinafter defined) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Option shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

         (b) Per-Participant Limit. Subject to adjustment under Section 8, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 400,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code ("Section 162(m)").

         (c) Issuance of Shares. The 950,000 shares of Common Stock available for issuance under the Plan will be issued in accordance with the Modified Joint Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code for the Company and all of its domestic subsidiaries as confirmed by order of the United States Bankruptcy Court for the District of Massachusetts, Western Division, in Case No. 01-47330-HJB (the "Plan of Reorganization"). On the Effective Date (as defined in the Plan of Reorganization), the Company shall issue to continuing members of its management (the "Management Recipients"), in such amounts and to such persons as are specified on Exhibit A attached hereto, an aggregate of 882,200 shares of Common Stock (the "Initial Shares"). From time to time, if and to the extent any portion of the Swing Shares (as defined in the Plan of Reorganization) do not constitute USAM Secured Creditor Swing Shares (as defined in the Plan of Reorganization), and if and to the extent any of the Management Allocated Amount (as defined in the Plan of Reorganization) is credited to the Plan, such Swing Shares that do not constitute USAM Secured Creditor Swing Shares (the "Additional Swing Shares") and such Management Allocated Amount that is credited to the Plan (collectively, the "Additional Management Shares") shall be issued to the Management Recipients on the same terms, including price (subject to proportionate adjustment for any stock splits or similar events), as the Initial Shares and in proportion to the allocation of the Initial Shares among the Management Recipients as specified on Exhibit A attached hereto, except that the vesting for any Additional Swing Shares shall be the same as the vesting for the Initial Shares (commencing as of the Effective Date) and the Management Allocated Amount that is credited to the Plan shall vest on the third anniversary of the Effective Date. Additional Management Shares shall be issued to a Management Recipient who is no longer employed by the Company on the date of issuance of Additional Management Shares only in proportion to the number of Initial Shares that were vested at the time of termination of employment of such Management Recipient, and the remaining Additional Management Shares otherwise issuable to such Management Recipient shall be forfeited and not issued.

5.       Stock Options

         (a) General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

         (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

         (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement; provided, however, that the exercise price shall be not less than 100% of the fair market value of the Common Stock, as determined by the Board, at the time the Option is granted.

         (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 10 years.

         (e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

         (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

                  (1) in cash or by check, payable to the order of the Company;

                  (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

                  (3) when the Common Stock is registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant at least six months prior to such delivery;

                  (4) to the extent permitted by the Board, in its sole discretion by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

                  (5) by any combination of the above permitted forms of payment.

         (g) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

6. Restricted Stock.

         (a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

         (b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

         (c) Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7. Other Stock Based Awards. The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8. Adjustments for Changes in Common Stock and Certain Other Events

         (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan,
(ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

         (b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

         (c) Reorganization Events

                  (1) Definition. A "Reorganization Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction.

                  (2) Consequences of a Reorganization Event on Options. Except to the extent otherwise provided in individual Awards: Upon the occurrence of a Reorganization Event, or the execution by the Company of any agreement with respect to a Reorganization Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

         Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options. To the extent all or any portion of an Option becomes exercisable solely as a result of the first sentence of this paragraph, upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price. Such repurchase right (1) shall lapse at the same rate as the Option would have become exercisable under its terms and (2) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to the first sentence of this paragraph.

                  (3) Consequences of a Reorganization Event on Restricted Stock Awards. Except to the extent otherwise provided in individual Awards: Upon the occurrence of a Reorganization Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

                  (4) Consequences of a Reorganization Event on Other Awards. The Board shall specify the effect of a Reorganization Event on any other Award granted under the Plan at the time of the grant of such Award.

9. General Provisions Applicable to Awards

         (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

         (b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

         (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

         (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

         (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

         (f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

         (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

         (h) Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Award shall be free of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10. Miscellaneous

         (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

         (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

         (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under
Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

         (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by
Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company's stockholders if required by
Section 162(m) (including the vote required under Section 162(m)).

         (e) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

                                    EXHIBIT A


                                                                 Management Allocated     Total Potential
   Name                   Initial Shares       Swing Shares*            Amount*               Shares
   ----                   --------------       -------------            -------               ------
Ed Baker                      249,663               5,037               14,150                268,850
Lyn Daniels                   146,445               2,955                8,300                157,700
Roy Pottle                    118,215               2,385                6,700                127,300
Paul Kuzia                     73,223               1,477                4,150                 78,850
Peter Barnett                  59,107               1,193                3,350                 63,650
Tony Battaglia                 59,107               1,193                3,350                 63,650
Chris Kollman                  59,107               1,193                3,350                 63,650
Dave Andersen                  59,107               1,193                3,350                 63,650
Pat Gray                       29,113                 587                1,650                 31,350
Chris Madden                   29,113                 587                1,650                 31,350
                              -------              ------               ------                -------
                              882,200              17,800               50,000                950,000


*these shares will be issued only to the extent provided in Section 4(c) of the Plan

                                      PROXY

                               ARCH WIRELESS, INC.

                         1800 WEST PARK DRIVE, SUITE 250
                        WESTBOROUGH, MASSACHUSETTS 01581

            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 12, 2003. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned, revoking all prior proxies, hereby appoint(s) Patricia
A. Gray, J. Roy Pottle and David A. Westenberg, and each of them, with full power of substitution, as proxies to represent and vote all shares of Arch Wireless, Inc. which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders to be held on Thursday, June 12, 2003, at 1:00 p.m. (local time) at Hale and Dorr LLP, 26th floor, 60 State Street, Boston, Massachusetts 02109 and at any adjournments thereof.

         In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the annual meeting or any adjournments thereof.

         Attendance of the undersigned at the annual meeting or any adjournments thereof will not be deemed to revoke this proxy unless the undersigned revokes this proxy in writing.

         Please return your cards in the enclosed envelope to the following address:

                            Proxy Services
                            c/o EquiServe Trust Company N.A.
                            P.O. Box 8687
                            Edison, NJ 08818-9247

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE                                                          SEE REVERSE
   SIDE                                                                 SIDE

    UNLESS OTHERWISE INSTRUCTED, THIS PROXY WILL BE VOTED "FOR" EACH OF THE
                            PROPOSALS LISTED BELOW.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSALS 1, 2, 3, 4 AND 5.

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

1.  Election of Directors.
      NOMINEES:  (01)  C. Edward Baker, Jr.
                 (02)  James V. Continenza
                 (03)  Eric Gold
                 (04)  Carroll D. McHenry
                 (05)  Matthew Oristano
                 (06)  William E. Redmond, Jr.
                 (07)  Richard A. Rubin
                 (08)  Samme L. Thompson

        FOR                          WITHHELD
        ALL      [ ]          [ ]    FROM ALL
      NOMINEES                       NOMINEES

[  ]

--------------------------------------------
(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE
FOR ANY INDIVIDUAL NOMINEE, WRITE THAT
NOMINEE'S NAME IN THE SPACE PROVIDED ABOVE.)

2. Approve an amendment to our 2002 stock incentive plan increasing the number of shares of common stock authorized for issuance under the plan from 950,000 to 1,200,000, of which approximately 250,000 shares will be used to grant stock options with an exercise price of $.001 per share to the non-employee directors who joined our board of directors upon our emergence from bankruptcy and who are reelected at the annual meeting.

FOR       AGAINST       ABSTAIN
[ ]         [ ]           [ ]


                        MARK HERE       [ ]
                        IF YOU PLAN
                        TO ATTEND
                        THE MEETING

                        MARK HERE       [ ]
                        FOR ADDRESS
                        CHANGE AND
                        NOTE AT LEFT

3. Adopt an Agreement and Plan of Merger between our company and Arch 382 Corporation, a wholly-owned subsidiary, that will result in the imposition of transfer restrictions on our common stock to maintain the tax benefits described in the proxy statement.

FOR       AGAINST       ABSTAIN
[ ]         [ ]           [ ]

4. Approve an amendment to our certificate of incorporation that will require stockholder approval for certain issuances of our stock that equal 15% or more of our stock outstanding before the issuance.

FOR       AGAINST       ABSTAIN
[ ]         [ ]           [ ]

5. Ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for year ending December 31, 2003.

FOR       AGAINST       ABSTAIN
[ ]         [ ]           [ ]

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID
ENVELOPE.

The signature on this Proxy should correspond exactly with stockholder's name as printed to the left. In the case of joint tenants, co-executors or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.

Signature                                Signature
          ----------------------------             -----------------------------
Date:                                    Date:
     ------------------                       ------------------